Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
Quicksilver Resources Inc., et al.,	)	Case No. 15-10585 (LSS)
)
Debtors.	)	Jointly Administered
)

DISCLOSURE STATEMENT FOR
FIRST AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION
FOR QUICKSILVER RESOURCES INC. AND ITS AFFILIATED DEBTORS

Dated:    July 5, 2016

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Quicksilver Resources Inc. [6163]; Barnett Shale Operating LLC [0257]; Cowtown Drilling, Inc. [8899]; Cowtown Gas Processing L.P. [1404]; Cowtown Pipeline Funding, Inc. [9774]; Cowtown Pipeline L.P. [9769]; Cowtown Pipeline Management, Inc. [9771]; Makarios Resources International Holdings LLC [1765]; Makarios Resources International Inc. [7612]; QPP Holdings LLC [0057]; QPP Parent LLC [8748]; Quicksilver Production Partners GP LLC [2701]; Quicksilver Production Partners LP [9129]; and Silver Stream Pipeline Company LLC [9384]. The Debtors’ address is 801 Cherry Street, Suite 4000, Fort Worth, Texas 76102.

IMPORTANT NOTICE
THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION FOR QUICKSILVER RESOURCES INC. AND ITS AFFILIATED DEBTORS (THE “PLAN”). NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT.
THE DEBTORS URGE YOU TO READ THIS DISCLOSURE STATEMENT CAREFULLY FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION OF CLAIMS, THE HISTORY OF THE DEBTORS AND THESE CHAPTER 11 CASES, THE DEBTORS’ BUSINESSES, AND A SUMMARY AND ANALYSIS OF THE PLAN.
ALL CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN, A COPY OF WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT 1.
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT, IN CONSULTATION WITH THE CONSULTATION PARTIES, TO FILE AN AMENDED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN. THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE. THE PLAN AND THIS DISCLOSURE STATEMENT WERE NOT REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. DISSEMINATION OF THIS DISCLOSURE STATEMENT IS CONTROLLED BY BANKRUPTCY RULE 3017. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE PARTIES IN INTEREST IN THESE CASES WITH “ADEQUATE INFORMATION” (AS DEFINED IN BANKRUPTCY CODE SECTION 1125) SO THAT EACH CREDITOR WHO IS ENTITLED TO VOTE WITH RESPECT TO THE PLAN CAN MAKE AN INFORMED JUDGMENT REGARDING SUCH VOTE ON THE PLAN.
THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE A CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN; RATHER THIS DISCLOSURE STATEMENT IS INTENDED ONLY TO AID AND SUPPLEMENT SUCH REVIEW. THIS

DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, THE PLAN SUPPLEMENT (WHICH WILL BE FILED NO LATER THAN TEN (10) CALENDAR DAYS PRIOR TO THE VOTING DEADLINE (AS DEFINED BELOW)), AND THE EXHIBITS ATTACHED THERETO AND THE AGREEMENTS AND DOCUMENTS DESCRIBED THEREIN. IF THERE IS A CONFLICT BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN WILL GOVERN. YOU ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND PLAN SUPPLEMENT AND TO READ CAREFULLY THE ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS, BEFORE DECIDING HOW TO VOTE WITH RESPECT TO THE PLAN.
THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. (PREVAILING EASTERN TIME) ON AUGUST 2, 2016, UNLESS EXTENDED BY THE DEBTORS (THE “VOTING DEADLINE”).
THE EFFECTIVENESS OF THE PLAN IS SUBJECT TO MATERIAL CONDITIONS PRECEDENT. THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.
IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE DEBTORS (INCLUDING, WITHOUT LIMITATION, THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.
THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY OTHER SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY OTHER SECURITIES REGULATORY AUTHORITY, OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.
EXCEPT AS OTHERWISE SET FORTH HEREIN, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE BY THE DEBTORS AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR CREATE ANY DUTY TO UPDATE SUCH INFORMATION.

NO PERSON HAS BEEN AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS, NOTICES AND SCHEDULES ATTACHED TO OR INCORPORATED BY REFERENCE OR REFERRED TO IN THIS DISCLOSURE STATEMENT AND/OR THE PLAN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS.
IT IS THE DEBTORS’ POSITION THAT THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PERSON, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PERSON, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS.
HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISOR(S) WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES TO ACCEPT THE PLAN, THE PLAN, THE PLAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
THE DEBTORS SUPPORT CONFIRMATION OF THE PLAN, AND URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO ACCEPT THE PLAN.

TABLE OF CONTENTS
Page

ARTICLE I INTRODUCTION		1

1.1	General.	1
1.2	The Confirmation Hearing.	2
1.3	Classification of Claims and Interests.	3
1.4	General Voting Information; How to Vote.	4

ARTICLE II SUMMARY OF PLAN AND CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS THEREUNDER		6

2.1	General Rules of Classification.	6
2.2	Summary of Treatment of Claims and Interests Under the Plan.	6

ARTICLE III BUSINESS DESCRIPTION; HISTORICAL INFORMATION		10

3.1	The Debtors’ Pre-petition Businesses.	10
3.2	Debtors’ Pre-petition Capital Structure.	15

ARTICLE IV EVENTS LEADING TO CHAPTER 11 FILING		19

ARTICLE V DESCRIPTION AND HISTORY OF CHAPTER 11 CASES		21

5.1	General Case Background.	21
5.2	Appointment of the Committee.	21
5.3	Retention of Professionals.	22
5.4	Employment Obligations.	22
5.5	Continuing Supplier and Customer Relations.	23
5.6	Payment of Royalties, Lease Operating Expenses, and Marketing Obligations.	23
5.7	Payment of Pre-Petition Claims of Certain Lienholders.	23
5.8	Cash Management System.	23
5.9	Utilities.	24
5.10	Insurance Obligations.	24
5.11	Tax Motion.	24
5.12	Schedules and Statements.	24
5.13	Bar Dates.	25
5.14	Cash Collateral.	25
5.15	Exclusivity Extensions.	29
5.16	Sale Process.	30

ARTICLE VI REASONS FOR THE SOLICITATION; RECOMMENDATION		32

ARTICLE VII THE PLAN		33

7.1	Overview of Chapter 11.	33
7.2	Purpose of the Plan.	34
7.3	Acceptance or Rejection of the Plan; Effect of Rejection by One or More Classes of Claims or Interests.	34

i

7.4	Means for Implementation.	35
7.5	Treatment of Executory Contracts and Unexpired Leases.	40
7.6	Liquidation Trust.	41
7.7	Binding Effect.	48
7.8	Discharge of Claims Against and Interests in the Debtors.	48
7.9	Term of Pre-Confirmation Injunctions or Stays.	48
7.10	Debtor Release.	49
7.11	Third-Party Release.	49
7.12	Exculpation and Limitation of Liability.	50
7.13	Injunction Related to Releases and Exculpation.	51
7.14	Retention of Causes of Action/Reservation of Rights.	51
7.15	Indemnification Obligations.	51

ARTICLE VIII CONFIRMATION OF THE PLAN OF LIQUIDATION		52

8.1	Confirmation Hearing.	52
8.2	Confirmation.	53
8.3	Standards Applicable to Releases.	57
8.4	Classification of Claims and Interests.	59
8.5	Consummation.	59
8.6	Exemption from Certain Transfer Taxes.	59
8.7	Dissolution of Creditors’ Committee.	59
8.8	Modification of Plan.	60
8.9	Revocation or Withdrawal of the Plan.	60
8.10	Retention of Jurisdiction.	60

ARTICLE IX ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		62

9.1	Liquidation Under Chapter 7 of the Bankruptcy Code.	62
9.2	Alternative Plan(s).	63
9.3	Dismissal of the Chapter 11 Cases.	63

ARTICLE X CERTAIN RISK FACTORS TO BE CONSIDERED		64

10.1	Certain Bankruptcy Considerations.	64
10.2	Certain Securities Considerations.	66

ARTICLE XI CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		67

11.1	Introduction.	67
11.2	Federal Income Tax Consequences to Debtors.	68
11.3	Federal Income Tax Consequences to Holders of Claims and Interests.	68
11.4	Consequences of the Liquidation Trust.	70
11.5	Information Reporting and Back-Up Withholding.	72

ARTICLE XII PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN		73

12.1	Distributions on Account of Claims Allowed as of the Effective Date.	73
12.2	Distributions on Account of Claims Allowed After the Effective Date.	73

12.3	Delivery of Plan Distributions.	73
12.4	Claims Paid or Payable by Third Parties.	76
12.5	No Post-Petition Interest on Claims.	76

ARTICLE XIII PROCEDURES FOR RESOLVING CLAIMS		77

13.1	Allowance of Claims.	77
13.2	Objections to Claims.	77
13.3	Estimation of Claims.	77

Annexed as exhibits (the “Exhibits”) to this Disclosure Statement are copies of the following documents:

•	Plan of Liquidation (Exhibit 1)

•	Liquidation Analysis (Exhibit 2)

•	Disclosure Statement Order (without exhibits) (Exhibit 3)

•	Corporate Organization Chart (Exhibit 4)

ARTICLE I
INTRODUCTION

1.1	General.
Quicksilver Resources Inc. and certain of its affiliates as debtors and debtors in possession (collectively, the “Debtors”),2 in chapter 11 cases pending before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), hereby transmit this disclosure statement (as may be amended, supplemented or otherwise modified from time to time, the “Disclosure Statement”), pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”), in connection with the Debtors’ solicitation of votes to confirm the First Amended Joint Chapter 11 Plan of Liquidation for Quicksilver Resources Inc. and its Affiliated Debtors, dated as of July 5, 2016 (the “Plan”).3 All Plan Documents are subject to revision and modification from time to time prior to the Effective Date (subject to the terms of the Plan), which may result in material changes to the terms of the Plan Documents. On the Effective Date, the Plan, all Plan Documents, and all other agreements entered into or instruments issued in connection with the Plan and any Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously.
The purpose of this Disclosure Statement is to set forth information: (i) regarding the history of the Debtors and their businesses; (ii) describing these Chapter 11 Cases; (iii) concerning the Plan; (iv) advising the holders of Claims and Interests of their rights under the Plan; and (v) assisting the holders of Claims entitled to vote on the Plan in making an informed judgment regarding whether they should vote to accept or reject the Plan.
On June 29, 2016, after notice and a hearing, the Bankruptcy Court approved the Motion for Entry of an Order Approving the Debtors’ Disclosure Statement, Voting Procedures, and Confirmation Procedures (the “Disclosure Statement Motion”) and entered an order (the “Disclosure Statement Order”), which, among other things: (i) approved this Disclosure Statement as containing “adequate information” to enable a hypothetical, reasonable investor typical of holders of Claims against or Interests in the Debtors to make an informed judgment as to whether to accept or reject the Plan; and (ii) authorized the Debtors to use this Disclosure Statement in connection with the solicitation of votes to accept or reject the Plan. The Disclosure Statement Order establishes August 2, 2016 at 5:00 p.m. (prevailing Eastern Time) as the voting deadline for the electronic submission or return of ballots (the “Ballots”) accepting or rejecting the Plan (the “Voting Deadline”). APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

[2] This Disclosure Statement and the proposed Joint Plan of Liquidation for Quicksilver Resources Inc. and its Affiliated Debtors relate to the following debtors and debtors-in-possession: Quicksilver Resources Inc.; Barnett Shale Operating LLC; Cowtown Drilling, Inc.; Cowtown Gas Processing L.P.; Cowtown Pipeline Funding, Inc.; Cowtown Pipeline L.P.; Cowtown Pipeline Management, Inc.; Makarios Resources International Holdings LLC; Makarios Resources International Inc.; QPP Holdings LLC; QPP Parent LLC; Quicksilver Production Partners GP LLC; Quicksilver Production Partners LP; and Silver Stream Pipeline Company LLC.

[3] Capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meanings ascribed in the Plan.

The Disclosure Statement Order sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan, filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement and the Exhibits hereto, including the Plan and the Disclosure Statement Order, as well as the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes. No solicitation of votes may be made except pursuant to this Disclosure Statement and Bankruptcy Code section 1125. In voting on the Plan, holders of Claims entitled to vote should not rely on any information relating to the Debtors and their businesses other than the information contained in this Disclosure Statement, the Plan and all Exhibits hereto and thereto.
THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS IN CLASSES 4 AND 5 VOTE TO ACCEPT THE PLAN.
Additional copies of this Disclosure Statement (including all Exhibits) are available upon request to the Debtors’ administrative agent, Garden City Group LLC (“GCG”), at the following address:
KWK Case Administration
c/o GCG
PO BOX 10155
Dublin, OH 43017-3155
They may also be obtained by contacting GCG via telephone at (877) 940-2410. Additional copies of this Disclosure Statement (including all Exhibits) can also be accessed free of charge from the following website: www.gcginc.com/cases/kwk (the “Case Website”).
Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Plan Supplement, the other Exhibits attached hereto, and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes.

1.2	The Confirmation Hearing.
In accordance with the Disclosure Statement Order and Bankruptcy Code section 1128, a hearing will be held before the Honorable Laurie Selber Silverstein, United States Bankruptcy Judge for the District of Delaware at the United States Bankruptcy Court, 824 North Market Street, 6th Floor, Courtroom #2, Wilmington, Delaware 19801 on August 15, 2016 at 10:00 a.m. (prevailing Eastern Time), to consider confirmation of the Plan. The Debtors will request confirmation of the Plan, as it may be modified from time to time, under Bankruptcy Code section 1129(b), and they have reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to Bankruptcy Code section 1129(b) requires modification, subject to the terms of the Plan. Objections, if any, to confirmation of the Plan must be served and filed so that they are received on or before August 2,

2016 at 4:00 p.m. (prevailing Eastern Time), in the manner set forth in the Disclosure Statement Order. For the avoidance of doubt, the Confirmation Hearing may be continued from time to time, after consultation with the Consultation Parties, without further notice other than an announcement of the adjournment in open court or a notice of adjournment filed with the Bankruptcy Court and served as set forth in the Disclosure Statement Order, without further notice to any parties other than the Consultation Parties.
At the Confirmation Hearing, the Bankruptcy Court will, among other things:

•	determine whether sufficient majorities in number and amount from each Class entitled to vote have delivered properly executed votes accepting the Plan to approve the Plan;

•	hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of;

•	determine whether the Plan meets the confirmation requirements of the Bankruptcy Code; and

•	determine whether to confirm the Plan.

1.3	Classification of Claims and Interests.
The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are: (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with Bankruptcy Code section 1126, and (c) deemed to accept or reject the Plan.

Class	Claims	Status	Voting Rights
Class 1	Other Priority Claims	Unimpaired	Presumed to Accept
Class 2	Other Secured Claims	Unimpaired	Presumed to Accept
Class 3	First Lien Claims	Unimpaired	Presumed to Accept
Class 4	Second Lien Secured Claims	Impaired	Entitled to Vote
Class 5	General Unsecured Claims	Impaired	Entitled to Vote
Class 6	Subordinated Notes Claims	Impaired	Entitled to Vote
Class 7	510 Claims	Impaired	Presumed to Reject
Class 8	Intercompany Interests	Impaired	Presumed to Reject
Class 9	Non-Intercompany Interests	Impaired	Presumed to Reject

1.4	General Voting Information; How to Vote.
To understand whether you are entitled to cast votes on the Plan and how to do so, you should review the content of this section of the Disclosure Statement and the voting procedures described in the Disclosure Statement Motion (the “Voting Procedures”). You may obtain a copy of the Disclosure Statement Motion, including the Voting Procedures, from the Case Website or by (i) calling GCG at (877) 940-2410; (ii) emailing GCG at KWKinfo@gardencitygroup.com; or (iii) writing to GCG at KWK Case Administration, c/o GCG, PO BOX 10155, Dublin, OH 43017-3155.

(a)	General Voting Information.
Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims that are “impaired” and not deemed to have rejected a chapter 11 plan are entitled to vote to accept or reject such proposed plan. Generally, a claim or interest is “impaired” under a plan if the holder’s legal, equitable or contractual rights are altered under a chapter 11 plan. Classes of claims or equity interests under such a plan in which the holders of claims or equity interests are unimpaired are deemed to have accepted such plan and are not entitled to vote to accept or reject the proposed plan. In addition, classes of claims or equity interests in which the holders of claims or equity interests will not receive or retain any property on account of their claims or equity interests are deemed to have rejected a chapter 11 plan and are not entitled to vote to accept or reject such plan.
Under the Plan and Voting Procedures, you are entitled to cast a vote only if you hold an Allowed Claim as of the Record Date4 in a Class of Claims or Interests that is Impaired and not deemed to have rejected the Plan. Specifically:

•	Claims in Classes 4, 5, and 6 are Impaired, will receive a distribution on account of such Claims to the extent provided in the Plan and are entitled to vote to accept or reject the Plan;

•	Claims in Classes 1, 2, and 3 are Unimpaired and, as a result, holders of such Claims are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan; and

•
Claims and Interests in Classes 7, 8, and 9 are Impaired and the holders of such Claims and Interests will not receive any distribution on account of such Claims and Interests. As a result, the holders of Claims and Interests in these Classes are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims that cast ballots for acceptance or rejection of the chapter 11 plan.

[4] The Court has approved 5:00 p.m. (prevailing Eastern Time) on June 23, 2016 (the “Record Date”) as the time and date for the determination of whether certain holders of Claims may cast votes on the Plan.

Your vote on the Plan is important. The Bankruptcy Code requires, as a condition to confirmation of a chapter 11 plan, that each class that is impaired and entitled to vote under a plan vote to accept such plan, unless the requirements of Bankruptcy Code section 1129(b) are satisfied.
If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtors reserve the right, in consultation with the Consultation Parties, to amend the Plan or to request confirmation of the Plan pursuant to Bankruptcy Code section 1129(b) with respect to such Class. Bankruptcy Code section 1129(b) permits the confirmation of a chapter 11 plan notwithstanding the non-acceptance of such plan by one or more impaired classes of claims or interests, so long as at least one impaired class of claims or interests votes to accept such plan (excluding any votes of insiders). Under that section, a chapter 11 plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class.
If you are entitled to vote to accept or reject the Plan, please follow the instructions for doing so summarized below and as more fully set forth in the Disclosure Statement Order and Voting Procedures. This Disclosure Statement, the Exhibits attached hereto, the Plan and the related documents are the only materials the Debtors are providing to creditors for their use in determining whether to vote to accept or reject the Plan, and it is the Debtors’ position that such materials may not be relied upon or used for any purpose other than to vote to accept or reject the Plan.

(b)	Summary Description of How to Vote on the Plan.
If you are entitled to vote to accept or reject the Plan and you are not an Agent‑Served Participant or Beneficial Noteholder (each as defined in the Voting Procedures):

•
you will receive a mailing with a set of instructions (the “General Voting Instructions”) that (i) lists the Claims with respect to which you are entitled to cast a vote on the Plan; (ii) sets forth the steps necessary to submit a vote on the Plan online through a website specifically designed for submission of votes on the Plan (the “Voting Website”); (iv) includes personalized login credentials to access the Voting Website; (v) describes how, as an alternative to voting online, you may obtain a paper Ballot to submit a vote on the Plan by mail; and (vi) describes how you may obtain additional information regarding voting on the Plan; and

•
you must submit votes either online through the Voting Website or by mail, overnight courier, or hand delivery on a paper Ballot so that they are actually received by GCG on or before the Voting Deadline.

If you are entitled to vote on the Plan and you are a Beneficial Noteholder:

•	you will receive voting instructions from certain third parties, such as your Noteholder Nominee(s) and/or Mailing Agent(s) (each as defined in the Voting Procedures); and

•
you must submit your vote(s) on the Plan so that they are actually received by the third party that provided you with voting instructions (and in accordance with those instructions) on or before the deadline set by that third party.[5]

All votes that are timely submitted in accordance with the Voting Procedures will be counted for purposes of determining whether a voting Class of Impaired Claims has accepted the Plan. After the Debtors and GCG calculate the number of properly submitted votes for and against the Plan, GCG will prepare and file with the Bankruptcy Court a certification of the results of the voting.
ARTICLE II
SUMMARY OF PLAN AND CLASSIFICATION AND
TREATMENT OF CLAIMS AND INTERESTS THEREUNDER

2.1	General Rules of Classification.
Pursuant to Bankruptcy Code sections 1122 and 1123(a), set forth below is a designation of Classes of Claims against and Interests in the Debtors. Administrative Expense Claims, Adequate Protection Claims (except as otherwise set forth in the Plan), Fee Claims, U.S. Trustee Fees and Priority Tax Claims of the kinds specified in Bankruptcy Code sections 507(a)(2) and 507(a)(8) have not been classified and are excluded from the following classes in accordance with Bankruptcy Code section 1123(a)(1). A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is Allowed in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

2.2	Summary of Treatment of Claims and Interests Under the Plan.
The following table classifies Claims against, and Interests in, the Debtors into separate Classes and summarizes the treatment of each Class under the Plan. The table also identifies which Classes are entitled to vote on the Plan based on the provisions of the Bankruptcy Code. Finally, the table indicates the estimated recovery for each Class. The summaries in this table are qualified in their entirety by the description and the treatment of such Claims and Interests in the Plan. As described in Article X below, the representations made in this Disclosure Statement and the Plan are subject to a number of risks. The recoveries and estimates described in the table represent the Debtors’ best estimates given the information available on the date of this Disclosure Statement. All statements relating to the aggregate amount of Claims and Interests in each Class are only estimates based on information known to the Debtors as of the date hereof, and the final amounts of Allowed Claims in any particular Class may vary significantly from these estimates.

[5] The foregoing summary description of how to vote on the Plan is based on the Voting Procedures. To the extent of any discrepancy between the foregoing description and the Voting Procedures, the Voting Procedures control.

In accordance with Bankruptcy Code section 1123(a)(1), Administrative Expense Claims, Adequate Protection Claims (except as otherwise set forth in the Plan), Fee Claims, U.S. Trustee Fees and Priority Tax Claims have not been classified. Except as specifically noted therein regarding First Lien Claims (to the extent not already satisfied), the Plan does not provide for payment of post-petition interest on any Allowed Claims.

Important Note on Estimates
The estimates in the tables and summaries in this Disclosure Statement may differ from actual distributions because of variations in the asserted or estimated amounts of Allowed Claims, the existence of Disputed Claims and other factors. Statements regarding projected amounts of Claims or distributions (or the value of such distributions) are estimates by the Debtors based on current information and are not representations as to the accuracy of these amounts. Except as otherwise indicated, these statements are made as of the date of this Disclosure Statement, and the delivery of this Disclosure Statement will not, under any circumstances, imply that the information contained in this Disclosure Statement is correct at any other time. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts of Claims or Interests allowed by the Bankruptcy Court.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[6]	Estimated Recovery
Class 1	Other Priority Claims	Except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed Claim, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed Other Priority Claim shall receive payment of such Allowed Claim in full in Cash.	No	$0	100%
Class 2	Other Secured Claims	Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed Claim, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed Other Secured Claim shall receive one of the following treatments, determined at the option of the Debtors or the Liquidation Trustee, as applicable:	No	$670,000	100%

[6] The amounts set forth in this chart reflect the Debtors’ most current estimates of projected claim amounts, which reflect changes to the Debtors’ assumptions subsequent to the filing of the Debtors’ Schedules and Statements.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[6]	Estimated Recovery

(i) payment in full in Cash, including interest, to the extent applicable; (ii) delivery of the Collateral securing such Allowed Other Secured Claim to the holder of such Claim; or (iii) such other treatment as may be agreed to by the holder of such Claim and the Debtors or the Liquidation Trustee, as applicable.

Class 3	First Lien Claims	On the Initial Distribution Date, to the extent not already satisfied, in full satisfaction, settlement, release, and discharge of, and in exchange for each First Lien Claim, each holder of an Allowed First Lien Claim shall receive payment in full in Cash. For the avoidance of doubt, and to the extent not already satisfied, the First Lien Claims are Allowed Claims.	No	$0	100%
Class 4	Second Lien Secured Claims
The Second Lien Secured Claims shall be Allowed in an aggregate amount not less than $149,149,078 and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, crossclaims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.

On the Initial Distribution Date, in full satisfaction, settlement, release, and discharge of, and in exchange for its respective Second Lien Secured Claim, Adequate Protection Claim, and Second Lien Diminution Claim[7], each holder of an Allowed Second Lien Secured Claim shall receive its pro rata share of the Second Lien Plan Consideration.
			Yes	$149,149,078	49%[8]

[7] The Second Lien Deficiency Claims, Second Lien Adequate Protection Claims, and Second Lien Diminution Claims are being resolved as part of a global settlement under Bankruptcy Rule 9019 set forth in the Plan.

[8] The recovery percentage is reflective of $322.1 million in Claims allocated for distribution purposes pursuant to the global settlement among the Debtors, the Committee, and the Second Lien Parties. Per the attached Liquidation Analysis, the estimated recoveries to the Second Lien Parties under the Plan are $158.8 million.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[6]	Estimated Recovery
Class 5	General Unsecured Claims
Except to the extent that a holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed Claim, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed General Unsecured Claim shall receive its pro rata share of the Unsecured Plan Consideration, subject to any applicable Charging Lien

As part of the global settlement resolving the claims of and against the holders of Second Lien Claims, the holders of Second Lien Claims agree that they will not receive any distribution on account of their Allowed Second Lien Deficiency Claims (including any turnover from the holders of Subordinated Notes Claims).
			Yes	$1,414,574,414	3%[9]
Class 6	Subordinated Notes Claims
In full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed Subordinated Notes Claim shall receive its pro rata share of the Unsecured Plan Consideration; provided, however, that in accordance with the Subordinated Notes Indenture, the Plan Distributions otherwise intended for holders of Allowed Subordinated Notes Claims shall be distributed, subject to any applicable Charging Lien, on a pro rata basis to those holders of Allowed Claims entitled to the benefit of subordination under the Subordinated Notes Indenture, including those holders of “Senior Indebtedness” (as defined in the Subordinated Notes Indenture) of QRI and the Subsidiary Guarantors (as defined in the Subordinated Notes Indenture) parties thereto, until such Allowed Claims entitled to the benefit of subordination have been satisfied in full (inclusive of interest thereon).

As part of the global settlement resolving the claims of and against the holders of Second Lien Claims, the holders of Second Lien Claims agree that they will not receive any
			Yes	$361,498,958	0%

[9] The recovery percentage is reflective of $735.7 million in claims allocated for distribution purposes pursuant to the global settlement among the Debtors, the Committee, and the Second Lien Parties. Per the attached Liquidation Analysis, the estimated recoveries to the Holders of Allowed General Unsecured Claims under the Plan are $21.4 million.

Class	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[6]	Estimated Recovery
		distribution on account of their Allowed Second Lien Deficiency Claims (including any turnover from the holders of Subordinated Notes Claims).
Class 7	510 Claims	Holders of 510 Claims shall not receive any Plan Distributions on account of such Claims.	No	$0	0%
Class 8	Intercompany Interests	On the Effective Date, all Intercompany Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no Plan Distributions to the holders of Intercompany Interests.	No	$0	0%
Class 9	Non-Intercompany Interests	On the Effective Date, all Non-Intercompany Interests shall be deemed cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and there shall be no Plan Distributions to the holders of Non-Intercompany Interests.	No	$0	0%
The recoveries set forth above are estimates and are contingent upon approval of the Plan as proposed.
ARTICLE III
BUSINESS DESCRIPTION; HISTORICAL INFORMATION

3.1	The Debtors’ Pre-petition Businesses.

(a)	Overview.
As of the Petition Date, Quicksilver Resources Inc. (“QRI”), a Delaware corporation organized in 1997, together with its Debtor subsidiaries and non-Debtor subsidiaries (“Quicksilver”),10 was an independent oil and gas company engaged in the acquisition, exploration, development, and production of onshore oil and natural gas in North America. Based in Fort Worth, Texas, Quicksilver focused primarily on unconventional reservoirs where hydrocarbons may be found in challenging geological conditions, such as fractured shales and coalbeds.
Quicksilver’s oil and natural gas properties in the United States were principally located in Texas and, in Canada, in the provinces of British Columbia and Alberta. Quicksilver’s four (4) development and exploration areas included: the Barnett Shale in the Fort Worth Basin in north-central Texas (the “Barnett Shale”); the Delaware basin in western Texas (“West Texas”); the Horn

[10] Attached hereto as Exhibit 4 is a corporate organization chart of QRI and its direct and indirect subsidiaries.

central Texas (the “Barnett Shale”); the Delaware basin in western Texas (“West Texas”); the Horn River Basin in British Columbia, Canada (the “Horn River Basin”); and the coalbeds of the Horseshoe Canyon in Alberta, Canada (“Horseshoe Canyon”).
Quicksilver’s properties in the United States were owned directly or indirectly by QRI. Non-Debtor Canadian entity Quicksilver Resources Canada Inc. (“QRCI”), a wholly owned subsidiary of QRI, was the beneficial owner of Quicksilver’s properties in Canada, including the Horn River Basin and Horseshoe Canyon (together with all other Canadian properties, the “Non-Debtor Canadian Properties”).
As of December 31, 2014, Quicksilver had approximately 585,000 net acres of oil and natural gas properties in the four (4) development and exploration areas described above, with proven reserves of approximately 1.1 Tcfe and over 2,000 net producing wells. In addition, Quicksilver’s oil and natural gas properties contained significant unbooked resource potential of over 15.0 Tcfe plus 200 MMbbl. In the fourth quarter of 2014, Quicksilver produced approximately 243 MMcfed, with approximately 88% of that production comprised of natural gas; approximately 67% of Quicksilver’s production came from the United States and 33% came from Canada.

(b)	Quicksilver’s Pre-petition United States Assets.

(i)	Barnett Shale.
The Barnett Shale was one of the Quicksilver’s core production and development areas. In particular, as of December 31, 2014, Quicksilver held approximately 89,000 net acres in the Barnett Shale, and proved reserves were approximately 0.8 Tcfe. Quicksilver’s acreage was divided between the dry gas areas in Tarrant and Denton counties in the northern part of the Fort Worth Basin, and the high-Btu natural gas areas in Hood and Somervell counties in the southern part of the basin. Natural gas liquids (“NGLs”) were extracted through midstream facilities owned by Crestwood Midstream Partners LP (“CMLP”). In 2014, sales of NGLs represented approximately 21% of Quicksilver’s production from the Barnett Shale and 14% of consolidated production revenue.
Quicksilver focused its drilling activity in 2014 in the Barnett Shale in an attempt to increase production and cash flows from operations, with a limited capital plan. As operator, Quicksilver drilled 19 (11.2 net) wells and completed 28 (17.7 net) wells in its Barnett Shale assets. As of December 31, 2014, Quicksilver had a total of 980 (587.7 net) producing wells in its Barnett Shale assets.

(ii)	West Texas.
Quicksilver’s West Texas assets represented an oil exploration opportunity. Quicksilver’s focus in West Texas was on approximately 60,000 gross (27,000 net) acres in Pecos County, which were being jointly developed with Eni Petroleum US LLC (“Eni”) and an undisclosed third-party. Additionally, on near-term expiring acreage in Crockett and Upton Counties, Quicksilver executed a joint exploration agreement with a separate undisclosed third-party. As part of the Eni Joint Exploration Agreement (the “Eni JEA”), Quicksilver expected to be fully carried for the drilling and completion of up to five (5) wells, which would be operated by such third-party. Quicksilver retained a 12.5% interest in that project or approximately 2,000 net acres. Quicksilver believed that the acreage, in both Pecos County and Crockett and Upton Counties, was prospective for the Bone Springs and Wolfcamp formations.
In the second half of 2014, Quicksilver drilled and completed two wells in Pecos County with Eni. The Stallings #1H was completed in August 2014 and produced approximately 60,000 Boe as of March 17, 2015. The Mitchell #1H was completed in October 2014 and produced approximately 45,000 Boe as of March 17, 2015. Quicksilver also completed the Puckett C well in Pecos County in the first quarter of 2015. To reduce its capital expenditures in West Texas, Quicksilver and Eni entered into an amendment to the Eni JEA, which was approved by the Bankruptcy Court April 30, 2015 [D.I. 302]. Pursuant to the amendment to the Eni JEA, Quicksilver would have a 35.5% interest, rather than 50% under the Eni JEA, in the additional four (4) wells expected to be drilled in West Texas with a substantially reduced aggregate cost, while retaining the option to revert to an equal participation basis in the event Quicksilver determined it is economically beneficial to do so. Quicksilver did not recognize a material amount of proved reserves from their West Texas assets in 2014.

(c)	Quicksilver’s Pre-petition Canadian Assets.

(i)	Horn River Basin.
The Horn River Basin was one of Quicksilver’s core natural gas production and development areas. QRCI11 held approximately 126,000 net acres in the Horn River Basin. In 2012, QRCI drilled an eight-well (8) pad, and those eight (8) wells have been QRCI’s highest producing wells to date. As of December 31, 2014, proved reserves in the Horn River Basin were 66 Bcfe.
(A)    Fortune Creek Partnership.
In December 2011, QRCI and Kohlberg Kravis Roberts & Co. L.P. (“KKR”) formed a midstream partnership (the “Fortune Creek Partnership”) to construct and operate natural gas midstream services to support producer customers in British Columbia. In forming the Fortune Creek Partnership, QRCI contributed an existing 20-mile, 20-inch gathering line and related compression facilities and committed to deploy minimum capital expenditures of CAD$300 million for drilling and completion activities in the Horn River Basin between 2012 and 2014. KKR contributed CAD$125 million cash in exchange for a 50% interest in Fortune Creek. QRCI had responsibility for the day-to-day operations of Fortune Creek.
In March 2014, QRCI agreed with KKR to an amendment to extend the ending date to complete the minimum capital expenditure requirement (the “KKR Capital Expenditure”) to the earlier of June 30, 2016 or twelve (12) months following the consummation of a transaction involving a material portion of the Horn River Basin assets and to broaden allowable expenditures to include acquisitions of producing properties that utilize partnership assets. As of December 31, 2014, QRCI had incurred CAD$180 million of capital expenditures in the Horn River Basin. The costs to be incurred under the KKR Capital Expenditure generally reflected the capital expenditures of all working interests in a well for wells in which QRCI had a working interest regardless of their working interest percentage. To the extent these minimum capital expenditure commitments

[11] References to QRCI in this section 3.1(c), include QRCI or its subsidiaries.

were not met, QRCI would incur a cash penalty in an amount equal to the shortfall, which would be applied against the gathering agreement requirement. As part of the amendment, QRCI contributed CAD$28 million to the Fortune Creek Partnership, which was subsequently distributed to KKR and was applied against the gathering agreement requirement. The effect of this contribution was to reduce the balance of the partnership liability and to reduce the gathering rate that burdens Horn River Basin production by CAD$0.13 per Mcf until at least 2016. QRCI was also required to purchase equipment used by Fortune Creek, at its election, in either January 2016 or May 2018 at a price of CAD$33 million.
QRCI committed gas production from its Horn River asset to Fortune Creek for ten (10) years beginning in 2012. The firm gathering agreement with Fortune Creek was guaranteed by QRI. If QRCI did not meet its obligations under the gathering agreement or the cash penalty under the minimum capital expenditure, KKR had the right to liquidate the partnership and could assert a guarantee claim against QRI. QRCI did not make an approximately CAD$1.6 million payment due at the end of June 2015 pursuant to the gathering agreement with Fortune Creek. As a result, among other things: (i) Fortune Creek could discontinue transporting QRCI's gas until all amounts owing are repaid (although, as discussed below, production was previously shut-in due to the termination of a third-party gathering and processing agreement in March 2015); (ii) if the non-payment continued for more than 90 days after a written demand therefor, subject to certain existing contracts for the sale of gas, Fortune Creek may enforce the lien granted by QRCI to Fortune Creek on the natural gas belonging to QRCI while it is in the Maxhamish Pipeline and in Fortune Creek's possession; (iii) Fortune Creek had certain set-off rights against QRCI; (iv) if the non-payment continued for the greater of 180 days or 60 days following a written notice by the other partner, QRCI would not be entitled to receive partnership distributions or vote with respect to partnership matters until the non-payment is cured and Fortune Creek may be dissolved or our partnership interest in Fortune Creek may be purchased by the other partner; and (v) the operating agreement could be terminated by Fortune Creek. QRCI also did not make the approximately CAD$1.6 million monthly payment due at the end of July 2015 and has not made any subsequent payments. Past due amounts under the gathering agreement bear interest compounded monthly at prime plus 2%. QRI has guaranteed the obligations of QRCI in connection with the Fortune Creek Partnership.
(B)    Horn River Gathering Dispute.
QRCI did not pay an uneconomic Canadian gathering and processing commitment for its Horn River asset, which included significant unused firm capacity, due in late February 2015. In early March 2015, the third-party service provider issued a demand letter regarding the missed payment and suspended service resulting in the Horn River asset being shut-in. Further, a termination notice was issued effective March 19, 2015.
In connection with this Canadian gathering and processing contract, QRCI had previously caused to be issued a letter of credit in the amount of CAD$33 million. Upon termination, the third party drew down the full face-amount of the letter of credit. QRCI does not believe the third party was legally entitled to draw down the entire amount of the letter of credit and has reserved all of its rights, entitlements and remedies in that regard.

QRCI expects that it and the third party will disagree as to what are the remaining obligations under the relevant agreement and the length of the remaining term of the agreement and as to the remedies and defenses available to the parties. While QRCI vigorously disputes the amount, it expects that the third party will claim to be entitled to up to approximately CAD$126 million (including the proceeds of the letter of credit) as the aggregate of the monthly tolls for firm capacity for the alleged remainder of the term of the relevant agreement.
(C)    Campbell River LNG Facility.
In May 2013, QRCI purchased a former paper mill site located in Campbell River, British Columbia with the intent to begin feasibility studies for development of the site as an LNG export facility. The 1,200 acre site is classified as a brownfield redevelopment site and zoned as heavy industrial land with deep-water access.

(ii)	Horseshoe Canyon.
Horseshoe Canyon is a coalbed methane natural gas play in central Alberta, Canada and was also one of Quicksilver’s core natural gas production and development areas. As of December 31, 2014, proved reserves in Horseshoe Canyon were approximately 211.4 Bcf situated across approximately 343,000 net acres. QRCI had working interests in approximately 3,000 gross (approximately 1,500 net) producing wells, with experienced, well-established partners.

(iii)	Asset Sales.
On March 1, 2016, QRCI entered into an Asset Purchase Agreement (the “CPC APA”) with CPC Resources ULC (“CPC”) pursuant to which CPC agreed to purchase certain of QRCI’s Horseshoe Canyon assets for a cash purchase price of approximately $79 million U.S. Dollars, subject to customary adjustments. CPC made a deposit of approximately $8 million U.S. Dollars. If the CPC APA is terminated by QRCI as a result of a breach by CPC that is not cured within a specified cure period, then the deposit plus any accrued interest will be forfeited to QRCI as liquidated damages. Pursuant to the CPC APA, QRCI was required to apply for and seek protection under the Companies’ Creditors Arrangement Act (“CCAA”), as further described herein. On March 22, 2016, QRCI entered into two (2) additional asset purchase agreements pursuant to which QRCI agreed to sell certain of its other assets in Canada, including substantially all of its oil and gas assets in the Horn River Basin. All three sales closed in late-April 2016.

(iv)	CCAA Proceedings.
On March 8, 2016 (the “CCAA Filing Date”), QRCI and certain of its wholly owned subsidiaries applied for and received protection from their creditors under the CCAA in the Court of Queen’s Bench in Alberta, Canada. Based on QRI’s current estimates of the net proceeds that QRCI will receive from all of the asset dispositions after expenses and the aggregate net assets of QRCI entities available for distribution for secured and unsecured claims in the CCAA proceedings, QRI expects that it will receive limited or possibly no recovery for the unsecured note from QRCI to QRI in the CCAA proceedings. In addition, QRI expects that the Debtors, as guarantors of QRCI’s obligations under its revolving credit facility, will not be obligated to make any payments to satisfy secured claims related to QRCI’s revolving credit facility in the CCAA proceedings.

3.2	Debtors’ Pre-petition Capital Structure.
The components of the Debtors’ outstanding indebtedness as of the Petition Date are summarized below.

(a)	Secured Debt.
As of the Petition Date, the Debtors had secured debt facilities in place in an aggregate face amount of approximately $1.098 billion, which comprised the following: (a) no less than $273 million in combined first lien senior secured revolving credit facility obligations (including outstanding letters of credit) (the “Combined Credit Agreements”), consisting of a senior secured U.S. revolving credit facility (the “U.S. Credit Facility”) (pursuant to, as has been or may be amended, restated, supplemented or otherwise modified, the “U.S. Credit Agreement”) and a senior secured Canadian revolving credit facility (the “Canadian Credit Facility”) (pursuant to, as may have been or may be amended, restated, supplemented or otherwise modified, the “Canadian Credit Agreement”), (b) a $625 million second lien term loan (the “Second Lien Credit Facility”) (pursuant to, as has been or may be amended, restated, supplemented or otherwise modified, the “Second Lien Credit Agreement”), and (c) $200 million of second lien floating rate notes due 2019 (the “Second Lien Notes”) (pursuant to, as has been or may be amended, restated, supplemented or otherwise modified, the “Second Lien Indenture”).

(i)	Combined Credit Agreements.
QRI, as borrower, entered into the U.S. Credit Agreement on December 22, 2011, with the lenders from time to time party thereto (collectively, the “U.S. Lenders”), JPMorgan Chase Bank, N.A., as global administrative agent (the “Global Administrative Agent”), Bank of America, N.A., as syndication agent, and Deutsche Bank Securities, Inc., BNP Paribas and Wells Fargo Bank, N.A., as co-documentation agents. Contemporaneously therewith, QRI, as guarantor, and QRCI, as borrower, entered into the Canadian Credit Agreement with the lenders from time to time party thereto (collectively, the “Canadian Lenders”), JPMorgan Chase Bank, N.A. Toronto Branch, as administrative agent (the “Canadian Agent”), the Global Administrative Agent, the Bank of Nova Scotia, as syndication agent, and the Toronto-Dominion Bank and Canadian Imperial Bank of Commerce, as co-documentation agents. On December 22, 2011, QRI and the Debtor Guarantors (as defined below) also entered into that certain Guaranty Agreement with the Canadian Agent (as has been or may be amended, restated, supplemented or otherwise modified, the “Canadian Guaranty Agreement”).
Together, as of the Petition Date, the Canadian Credit Agreement and the U.S. Credit Agreement provided for a senior secured revolving credit facility, subject to a global borrowing base of $325 million (consisting of an allocated U.S. borrowing base of $185 million and an allocated Canadian borrowing base of $140 million), and a global letter of credit capacity of $280 million.

Contemporaneous with the filing of the Debtors’ Chapter 11 Cases, QRCI and the lenders under the Combined Credit Agreements (as defined below) entered into a Waiver and Forbearance Agreement (the “Forbearance Agreement”). Among other things, the Forbearance Agreement provided that the Canadian Lenders (as defined below) would forbear from exercising rights and remedies under the Canadian Credit Agreement (as defined below) that they otherwise would have been entitled to exercise as a result of and/or related to these Chapter 11 Cases, up to June 16, 2015. QRCI and the lenders under the Combined Credit Agreements subsequently entered into four (4) additional agreements whereby the lenders under the Combined Credit Agreements agreed, among other things, to extend the date through which they would forbear from exercising rights or remedies to and including September 16, 2015, December 15, 2015, February 16, 2016 and April 1, 2016, respectively. The forbearance agreed to by the lenders under the Combined Credit Agreements automatically terminated upon commencement of the CCAA proceedings.

(ii)	Second Lien Credit Agreement.
QRI, as borrower, entered into the Second Lien Credit Agreement on June 21, 2013 with the lenders from time to time party thereto (collectively, the “Second Lien Lenders”), Credit Suisse AG, as administrative agent (the “Second Lien Agent”), JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., and Wells Fargo Bank, N.A., as co-documentation agents. The Second Lien Credit Agreement provides for a $625 million second lien term loan, which was made at 97% of par and resulted in net proceeds of $606.3 million. As of the Petition Date, approximately $610.8 million, net of unamortized discounts, was outstanding under the Second Lien Credit Facility.

(iii)	Second Lien Notes.
In June 2013, QRI issued the Second Lien Notes pursuant to the Second Lien Indenture, which was dated as of June 21, 2013, and entered into by and among QRI, as issuer, certain subsidiary guarantors party thereto, and the Bank of New York Mellon Trust Company, N.A., as trustee and second lien collateral agent (the “Second Lien Indenture Trustee”).12 The Second Lien Notes were issued at 97% of par and resulted in proceeds of $194 million. As of the Petition Date, approximately $195.5 million, net of unamortized discounts, was outstanding with respect to the Second Lien Notes.

(iv)	Security.
QRI’s obligations under the U.S. Credit Facility, the Second Lien Credit Facility, and the Second Lien Notes are guaranteed by certain of the Debtors13 and secured (on a first priority basis with respect to the U.S. Credit Facility and on a second priority basis with respect to the Second Lien Credit Facility and the Second Lien Notes) by (i) the majority of QRI’s domestic proved oil and gas properties and related assets (including real property and personal property related thereto and

[12] Collectively, the Second Lien Indenture Trustee, Second Lien Agent, Second Lien Noteholders and Second Lien Lenders are referred to as the “Second Lien Parties”.
[13] The Debtor guarantors of the obligations under the U.S. Credit Facility, the Second Lien Credit Facility, and the Second Lien Notes are Cowtown Pipeline Management, Inc., Cowtown Pipeline Funding, Inc., Cowtown Gas Processing L.P., Cowtown Pipeline L.P., Barnett Shale Operating LLC, Silver Stream Pipeline Company LLC, QPP Parent LLC and QPP Holdings LLC (collectively, the “Debtor Guarantors”).

QRI’s rights under Swap Agreements (as defined in the U.S. Credit Agreement)) (the “Domestic Pledged Property”) and (ii) pledges of 100% of the equity interests of the Debtor Guarantors (the “Domestic Pledged Equity”), and 65% of the equity interests of QRCI and Quicksilver Production Partners Operating Ltd. (with respect to the U.S. Credit Agreement, on a ratable basis with borrowings under the Canadian Credit Agreement). The obligations under the Canadian Guaranty Agreement are secured by the Domestic Pledged Property, the Domestic Pledged Equity, 100% of the equity interests of QRCI (65% of which is on a ratable basis with the borrowings under the U.S. Credit Facility) and any Canadian restricted subsidiaries, under Canadian Credit Facility, and 65% of the equity interests of Quicksilver Production Partners Operating Ltd. (which is on a ratable basis with the borrowings under the U.S. Credit Facility) and the majority of QRCI’s oil and gas properties and related assets (including real property and personal property related thereto). For the avoidance of doubt, the foregoing security includes, among other things, the hydrocarbons extracted by the Debtors and the proceeds generated by sales thereof and the proceeds from Swap Agreements.
As of the Petition Date, the Debtors had material assets that are either not part of the collateral package of the First Lien Parties and the Second Lien Parties or, with respect to the assets noted in (i) and (ii), below, are part of the collateral package, but as of the Petition Date, such interest has not been perfected (collectively, the “Unencumbered Property”). The Unencumbered Property included, but was not limited to, (i) the oil and gas leases and wells owned by QRI in Pecos County, Upton County, Reeves County, Presidio County, Culberson County, and Crockett County, Texas, (ii) the unencumbered portion of proved hydrocarbon interests owned by QRI in the Barnett Shale located in the Fort Worth basin of North Texas, (iii) that certain Amended and Restated Intercompany Note, dated as of October 7, 2011, by and among QRI, QRCI, Cowtown Pipeline Funding, Inc., Cowtown Pipeline Management, Inc., Cowtown Pipeline L.P., and Cowtown Gas Processing L.P. with a face value of approximately $413 million, (iv) approximately $167.5 million of cash and cash equivalents, as of the Petition Date, previously borrowed under the Combined Credit Agreements (the “Investment Account Cash”)14 and deposited in certain segregated accounts and (v) certain other non-oil and gas real property and the personal property related thereto including, but not limited to, surface lands, inventory and prepayments received by the Debtors.15

(b)	Unsecured Notes.

(i)	2019 Senior Notes.
In August 2009, QRI issued $300 million of senior notes due 2019 (the “2019 Senior Notes”) pursuant to that certain Indenture, dated as of December 22, 2005, by and among QRI, as issuer, and BNY Mellon, as trustee (as amended, supplemented, restated, or modified from time to time, the “2019 Senior Notes Indenture”). The 2019 Senior Notes were issued at 97.61% of par, which resulted in proceeds of $292.8 million that were used to repay a portion of the Debtors’ 2007 senior secured credit facility. Interest at the rate of 9.125% is payable on the 2019 Senior Notes

[14] The Second Lien Parties dispute that the Investment Account Cash is, in fact, unencumbered and assert that such Cash is subject to their liens.
[15] For the avoidance of doubt, the Unencumbered Property does not include the Third Party Funds (as defined in the Cash Collateral Order).

semi-annually on February 15 and August 15.16 The 2019 Senior Notes are unsecured senior obligations of the Debtors.

(ii)	2021 Senior Notes.
In June 2013, QRI issued $325 million of Senior Notes due 2021 (the “2021 Senior Notes”) pursuant to that certain Indenture, dated as of June 21, 2013, by and among QRI, as issuer, and BNY Mellon, as trustee (as amended, supplemented, restated, or modified from time to time, the “2021 Senior Notes Indenture”). The 2021 Senior Notes were issued at 94.928% of par, which resulted in proceeds of $308.5 million. Interest at the rate of 11.00% is payable on the 2021 Senior Notes semi-annually on January 1 and July 1. The 2021 Senior Notes are unsecured senior obligations of the Debtors.

(iii)	Senior Subordinated Notes.
In March 2006, QRI issued $350 million of senior subordinated notes due 2016 (the “ Subordinated Notes”) pursuant to that certain Indenture, dated as of December 22, 2005, by and among the QRI, as issuer, and BNY Mellon, as trustee (as amended, supplemented, restated, or modified from time to time, the “Subordinated Notes Indenture”). Interest at the rate of 7.125% is payable semi-annually on April 1 and October 1. The Senior Subordinated Notes are unsecured senior subordinated obligations of the Debtors.17

(c)	Preferred Stock.
QRI is authorized to issue ten million shares of preferred stock with $0.01 par value per share. As of the Petition Date, QRI had not issued any shares of preferred stock.

(d)	Common Stock.
QRI is authorized to issue 400 million shares of common stock with a $0.01 par value per share. As of the Petition Date, QRI had 191,634,503 shares of common stock issued, and members of the Darden family and entities controlled by them beneficially owned approximately 25% of QRI’s outstanding common stock.
QRI’s common stock was previously listed on the New York Stock Exchange (“NYSE”) under the trading symbol “KWK.” On January 8, 2015, the NYSE placed a trading halt on QRI’s common

16 As discussed in further detail below, QRI elected not to make the approximately $13.6 million interest payment on their 2019 Senior Notes in February 2015.
[17] Under the Senior Subordinated Notes Indenture, the right to receive payments under the Senior Subordinated Notes is junior to the prior payment in full of all Senior Indebtedness of Quicksilver, which includes the Bank Indebtedness and all amounts payable by the Company under or in respect of all other Indebtedness of Quicksilver. The right to receive payments under the Senior Subordinated Notes from the Subsidiary Guarantors is similarly subordinated. Capitalized terms used in this footnote and not otherwise defined herein shall have the meaning ascribed to such terms in the Senior Subordinated Notes Indenture and can be found at http://www.sec.gov/Archives/edgar/data/1060990/000119312506059815/dex41.htm. Notwithstanding theforegoing, the Subordinated Notes Indenture and related documents provide that amounts due to the IndentureTrustee under the Subordinated Notes Indenture shall not be subordinated to the payment of any Indebtedness orother amounts due with respect to the 2019 Senior Notes or any other Senior Indebtedness.

stock due to its abnormally low trading price and suspended QRI’s listing before the opening of the market. QRI’s common stock is now quoted on the OTC Pink Marketplace under the symbol “KWKAQ.”
ARTICLE IV
EVENTS LEADING TO CHAPTER 11 FILING
In late 2013 and early 2014, Quicksilver recognized the need to address certain aspects of its capital structure and other obligations. Specifically, Quicksilver sought to address key issues related to, among other things, (a) potential springing maturities under the Combined Credit Agreements, the Second Lien Credit Agreement and the Second Lien Indenture related to the outstanding Subordinated Notes; (b) the KKR Capital Expenditure requirements described in more detail above; (c) its high debt-to-cash flow ratio relative to comparable companies; and (d) potential financial covenant defaults under the Combined Credit Agreements.
To assist with addressing these concerns, Quicksilver retained Houlihan Lokey Capital, Inc. (“Houlihan Lokey”). Initially, Houlihan Lokey assisted Quicksilver with the negotiation of the amendment to certain agreements relating to the Fortune Creek Partnership to extend the ending date for the KKR Capital Expenditure to the earlier of June 30, 2016 or twelve (12) months following the consummation of a transaction involving a material portion of the Horn River Basin and to broaden allowable expenditures to include acquisitions of producing properties that utilize partnership assets.
Quicksilver also amended certain definitions to the Combined Credit Agreements providing it with incremental flexibility to continue to comply with the financial covenants contained in the Combined Credit Agreements. Quicksilver also divested non-core assets including the May 1, 2014 sale of certain assets in the Niobrara formation of the Sand Wash Basin in Colorado owned jointly by Quicksilver and SWEPI LP for cash proceeds of approximately $180 million, which were allocated equally between Quicksilver and SWEPI LP. While the KKR amendment, the amendments to the Combined Credit Agreements, and the disposition of the majority of Quicksilver’s Colorado assets provided Quicksilver with additional time, they did not address the underlying issues related to Quicksilver’s capital structure and other obligations impacting liquidity.
Quicksilver utilized the time provided by the KKR amendment, the amendments to the Combined Credit Agreements, and the Colorado asset dispositions to explore strategic alternatives. Quicksilver continued to work with Houlihan Lokey and retained Deloitte Transactions and Business Analytics LLP to assist with the evaluation of options to address near-term debt maturities, enhancement of its liquidity position, employee retention, and evaluation of strategic alternatives.18 After evaluating its strategic alternatives, during the third quarter of 2014, Quicksilver launched a formal marketing process for all or a portion of its assets, led by Houlihan Lokey, covering any and all of Quicksilver’s

16 As part of the retention of Deloitte Transactions and Business Analytics LLP, QRI appointed John Little as its strategic alternatives officer. The details of Mr. Little’s appointment can be found at http://investors.qrinc.com/secfiling.cfm?filingID=1060990-14-130&CIK=1060990.

operating assets.19 Bids for such assets were initially due in December 2014, but the bid deadline was subsequently extended to late January 2015. After the bid deadline passed, Quicksilver evaluated the bids that were received with its advisors. Following discussions with various bidders, Quicksilver concluded that the marketing process had not yet produced any viable options for asset sales or other strategic alternatives that would likely have a material impact on its capital structure or liquidity.
Contemporaneous with the strategic alternatives marketing process, commodity prices fell precipitously. By way of example, when the marketing process began the spot price for natural gas was approximately $4.30 per mmbtu versus a spot price on the Petition Date of approximately $2.73 per mmbtu. Despite the strength of their assets, Quicksilver believed that the volatility of commodity prices coupled with general uncertainty in the oil and gas market hindered its marketing efforts.
In February 2015, in view of (a) not yet having identified a transaction that would have a material impact on Quicksilver’s capital structure or liquidity, (b) the potential springing maturities under the Combined Credit Agreement, the Second Lien Credit Agreement and the Second Lien Indenture (the “Springing Maturities”), and (c) the possible receipt of an opinion containing a going-concern uncertainty from QRI’s auditor, Quicksilver elected not to make the approximately $13.6 million interest payment on their 2019 Senior Notes, which was due on February 17, 2015. During the 30-day grace period provided for in the 2019 Senior Notes Indenture, Quicksilver continued discussions with its creditors. Quicksilver’s discussions with its creditors did not produce an agreement that would enable it to effectively address, in a holistic manner, the impending issues adversely impacting its business, including (i) the impending maturity of the debt obligations under the Combined Credit Agreement, the Second Lien Credit Agreement and the Second Lien Indenture as a result of the Springing Maturities, (ii) the significant potentially long-term liquidity shortfalls as a result of the Springing Maturities, (iii) the potential near term breaches of certain financial covenants resulting from sharp declines in natural gas and NGL prices, and (iv) certain other potential defaults under the Combined Credit Agreements and the Second Lien Credit Agreement, including the receipt of an opinion containing a going-concern uncertainty from QRI’s auditor.
As a result, on the Petition Date, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court to address the Debtors’ debt obligations and evaluate restructuring options for the Debtors’ capital structure. As set forth above, QRCI entered into the Forbearance Agreement contemporaneously with the commencement of the Chapter 11 Cases and subsequently extended that agreement through and including April 1, 2016. The Forbearance Agreement terminated by its terms upon the filing of the CCAA proceedings.

[19] During the formal marketing process, QRI and QRCI also received additional amendments to the financial covenants to the Combined Credit Agreements. These amendments provided relief from the continued pressure on the Debtors’ cash flows relative to their obligations, which in turn allowed time for the formal marketing process.

ARTICLE V
DESCRIPTION AND HISTORY OF CHAPTER 11 CASES

5.1	General Case Background.
On March 17, 2015, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. On March 19, 2015, the Bankruptcy Court entered an order [D.I. 84] authorizing the joint administration of the Chapter 11 Cases, for procedural purposes only, under Case No. 15-10585 (LSS). The Honorable Laurie Selber Silverstein is presiding over the Chapter 11 Cases. The Debtors continue to operate their businesses and manage their properties as debtors and debtors in possession pursuant to Bankruptcy Code sections 1107 and 1108. On March 25, 2015, the Office of the Acting United States Trustee, Region 3 (the “U.S. Trustee”) appointed the Official Committee of Unsecured Creditors (the “Committee”) [D.I. 119]. No request for the appointment of a trustee or examiner has been made in these chapter 11 cases.
The following is a brief description of certain significant events that have occurred during the pendency of these Chapter 11 Cases.

5.2	Appointment of the Committee.
The Committee was appointed by the U.S. Trustee pursuant to Bankruptcy Code section 1102(a)(1) on March 25, 2015 to represent the interests of the Debtors’ unsecured creditors, as reflected on the Bankruptcy Court’s docket [D.I. 119]. On April 21, 2015, the Committee filed applications seeking entry of orders authorizing the Committee to retain Paul, Weiss, Rifkind, Wharton & Garrison LLP as counsel [D.I. 242], Landis Rath & Cobb LLP as Delaware counsel [D.I. 243], Capstone Advisory Group, LLC and Capstone Valuation Services, LLC, as financial advisor [D.I. 244], and Moelis & Company LLC as investment banker [D.I. 246]. On May 8, 2015, the Bankruptcy Court entered orders [D.I. 328, 330, 331, and 331, respectively] approving the foregoing applications. On June 16, 2015, the Committee filed an application seeking to retain Berkeley Research Group, LLC as substitute financial advisor [D.I. 428], which the Bankruptcy Court granted on July 6, 2015 [D.I. 468].
The current members of the Creditors’ Committee are:

(i)	Ares Special Situations Fund IV, L.P., Attn: Steve T. Kim, 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067, Phone: 310-921-7217, Fax: 310-201-4170;

(ii)	Trunkline Gas Company LLC, Attn: Chip Ingham, 1300 Main St., Houston, TX 77002, Phone: 713-989-7021, Fax: 713-989-1208;

(iii)	Wilmington Trust, National Association, Attn: Peter Finkel, 50 South Sixth St., Ste. 1290, Minneapolis, MN 55402, Phone: 612-217-5629, Fax: 612-217-5651;

(iv)	Delaware Trust Company, as Indenture Trustee, Attn: Sandra E. Horwitz, 2711 Centerville Rd., Wilmington, DE 19808, Phone: 877-374-6010 x 62412, Fax: 302-636-8666; and

(v)	U.S. Bank National Association, as Indenture Trustee, Attn: Sandra Spivey, 2300 W. Sahara, Ste. 200, Las Vegas, NV 89102, Phone: 702-251-1656, Fax: 702-251-1660.

5.3	Retention of Professionals.
To assist them in carrying out their duties as debtors in possession, and to otherwise represent their interests in the Chapter 11 Cases, the Debtors filed applications seeking entry of orders authorizing the Debtors to retain: (a) Garden City Group as claims and noticing agent [D.I. 14] and administrative agent [D.I. 123]; (b) Ernst and Young LLP as independent auditor [D.I. 17]; (c) Richards, Layton & Finger, P.A. as Delaware counsel [D.I. 127]; (d) Akin Gump Strauss Hauer & Feld LLP as counsel [D.I. 128] (e) Houlihan Lokey Capital, Inc. as financial advisor and investment banker [D.I. 129]; (f) Deloitte Transactions and Business Analytics LLP to provide the Debtors’ strategic alternatives officer [D.I. 219]; and (g) KPMG LLP as tax consultant [D.I. 245]. The Bankruptcy Court entered orders approving each of the applications [D.I. 86, 191, 136, 206, 196, 284, 314, and 333].
Additionally, on March 25, 2015, the Debtors filed a motion seeking entry of an order authorizing the employment and compensation of professionals utilized in the ordinary course of business [D.I. 122]. On April 14, 2015, the Bankruptcy Court entered an order [D.I. 203] approving this motion.

5.4	Employment Obligations.
The Debtors believe that they have a valuable asset in their workforce, and that the efforts of the Debtors’ employees are critical to successfully carry out the terms of the Plan. On the Petition Date, the Debtors filed a motion for an order authorizing the Debtors to pay certain pre-petition employee wage and benefit obligations [D.I. 5] (the “Employee Wage Motion”). In the Employee Wage Motion, the Debtors requested, among other things, to satisfy certain of their pre-petition obligations to their current employees, reimburse employees for pre-petition travel and other business expenses that were incurred on behalf of the Debtors, pay pre-petition payroll-related taxes and withholdings associated with the Debtors’ employee wage claims and the employee benefit obligations, and other similar tax obligations, continue any severance policies for employees, and continue any employee benefit programs in place as of the Petition Date (including satisfying any pre-petition obligations associated with such programs). On March 19, 2015 and April 14, 2015, the Bankruptcy Court entered orders granting interim and final approval of the Employee Wage Motion, respectively [D.I. 94 and 198].
On December 22, 2015, the Debtors filed a motion to make certain bonus payments to non-insider employees and to continue their severance program with respect to their employees [D.I. 975] (the “Employee Bonus Motion”), as such critical employee programs were not included in the Employee Wage Motion. On January 11, 2016, the Bankruptcy Court entered an order granting the Employee Bonus Motion [D.I. 1035].
In April 2016, the Debtors reached an agreement with the First Lien Parties, the Second Lien Parties, and the Committee regarding a wind-down budget for the Debtors’ remaining employees. Pursuant to the agreed upon budget, the Debtors converted all salaried employees to hourly employees, subject to certain minimum hourly commitments made to certain employees. This allowed the

Debtors to retain the employees necessary to the efficient wind-down of their estates and limit the costs associated with employee wages to those amounts reflecting time actually spent.

5.5	Continuing Supplier and Customer Relations.
On the Petition Date, the Debtors filed a motion seeking entry of an order authorizing the Debtors to pay, in the ordinary course of business, pre-petition claims of certain critical vendors necessary to operate their businesses, which in certain instances may include, but are not limited to, salt water removal services critical to the Debtors’ drilling operations, oil field services, drilling supplies and materials, and information technology and other computer-related services [D.I. 11] (the “Critical Vendor Motion”). On March 19, 2015 and April 14, 2015, the Bankruptcy Court entered orders granting interim and final approval of the Critical Vendor Motion, respectively [D.I. 95 and 197].

5.6	Payment of Royalties, Lease Operating Expenses, and Marketing Obligations.
In connection with their oil and gas assets, the Debtors were obligated to (i) remit to the lessors of the oil and gas leases and potentially other parties their share of revenue from the producing wells located on the respective leases pursuant to the terms of their oil and gas lease; (ii) pay certain expenses incurred in connection with the daily operation of their wells; and (iii) market oil and gas production for certain working interest owners in the Debtors’ wells (collectively, the “Obligations”). Failure to satisfy the Obligations could subject the Debtors to material adverse consequences, including forfeiture of the lease or removal as operator of their wells. Accordingly, on the Petition Date, the Debtors filed a motion seeking entry of an order authorizing the Debtors to pay, in their discretion, any pre-petition Obligations (the “Royalties Motion”). On March 19, 2015 and April 15, 2015, the Bankruptcy Court entered orders granting interim and final approval of the Royalties Motion, respectively [D.I. 89 and 212].

5.7	Payment of Pre-Petition Claims of Certain Lienholders.
On the Petition Date, the Debtors filed a motion requesting authority to pay, in their discretion, any pre-petition claims held by the Debtors’ natural gas gatherers and shippers, warehouse providers, and mechanics and materialmen who have the potential to assert contractual or statutory liens [D.I. 12] (the “Lienholders Motion”). On March 19, 2015 and April 14, 2015, the Bankruptcy Court entered orders granting interim and final approval of the Lienholders Motion, respectively [D.I. 96 and 199].

5.8	Cash Management System.
The Debtors believe disruption in the use of their Cash management system would have severely and immediately impeded their ability to continue operating to the detriment of the Debtors’ estates and all of their creditors. Accordingly, on the Petition Date, the Debtors filed a motion seeking entry of an order authorizing the Debtors to maintain their current Cash management system, honor certain pre-petition obligations related to the use of their Cash management system, maintain their existing bank accounts and business forms as well as granting an extension of time to comply with Bankruptcy Code section 345(b) and Local Rule 4001-3 [D.I. 8] (the “Cash Management Motion”). On March 19, 2015 and April 13, 2015, the Bankruptcy Court entered an interim order and supplemental interim order granting interim approval of the Cash Management Motion, respectively [D.I. 91 and 185]. On July 7, 2015, the Bankruptcy Court entered a final order granting the relief requested in the Cash Management Motion [D.I. 476].

5.9	Utilities.
On the Petition Date, the Debtors filed a motion for an order: (a) determining that the Debtors’ utility providers had been provided adequate assurance of payment within the meaning of Bankruptcy Code section 366; (b) approving the Debtors’ proposed offer of adequate assurance and procedures governing a utility provider’s requests for additional or different adequate assurance; and (c) prohibiting the Debtors’ utility providers from altering, refusing, or discontinuing services on account of pre-petition amounts outstanding, if any, and on account of any perceived inadequacy of the Debtors’ proposed adequate assurance pending entry of a final order approving the motion [D.I. 97] (the “Utilities Motion”). The Bankruptcy Court entered interim [D.I. 90] and final [D.I. 201] orders approving the Utilities Motion on March 19, 2015 and April 14, 2015, respectively.

5.10	Insurance Obligations.
On the Petition Date, the Debtors filed a motion seeking an order authorizing the Debtors to continue their pre-petition insurance coverage and maintain funding for their insurance brokers [D.I. 9] (the “Insurance Motion”). The Bankruptcy Court entered interim [D.I. 92] and final [D.I. 194] orders approving the Insurance Motion on March 19, 2015 and April 14, 2015, respectively.

5.11	Tax Motion.
On the Petition Date, the Debtors filed a motion seeking entry of an order authorizing them to pay various pre-petition sales and use, property and other taxes to various federal, state and local authorities, and certain licensing, permitting and regulatory fees to certain federal, state and local government agencies on a periodic basis, in each case, as and when such obligations become due [D.I. 10] (the “Tax Motion”). On March 20, 2015 and April 14, 2015, the Bankruptcy Court entered orders granting interim and final approval of the Tax Motion, respectively [D.I. 101 and 192].

5.12	Schedules and Statements.
On March, 25, 2015, the Debtors filed a motion requesting entry of an order extending the time by which the Debtors must file their Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the “Schedules”) through and including the sixtieth (60) day after the Petition Date [D.I. 125], which the Bankruptcy Court granted on April 14, 2015 [D.I. 193]. On May 15, 2015, the Debtors filed a second motion requesting a further extension of time to file their schedules through and including June 9, 2015 [D.I. 344], which the Bankruptcy Court granted on June 3, 2015 [D.I. 368]. On June 9, 2015, each Debtor filed with the Bankruptcy Court its Schedules [D.I. 383–401, 403–412, 414]. On June 25, 2015, July 1, 2015, and October 14, 2015, QRI filed amendments to its Schedules [D.I. 443, 455, 704, 1318 – 1320]. The Schedules are available electronically free of charge at http://cases.gcginc.com/kwk/.

5.13	Bar Dates.
On May 19, 2015, the Debtors filed a motion seeking an order establishing the deadlines (each, a “Bar Date”) for filing proofs of claim against the Debtors and approving the form and manner of notice of each Bar Date [D.I. 349] (the “Bar Date Motion”). On June 10, 2015, the Bankruptcy Court entered an order approving the Bar Date Motion [D.I. 417] and fixing the Bar Date to file proofs of claim for all creditors other than governmental units at 5:00 p.m. (prevailing Eastern Time) on July 31, 2015 and the Bar Date for governmental units at 5:00 p.m. (prevailing Eastern Time) on September 14, 2015.

5.14	Cash Collateral.
On the Petition Date, the Debtors filed a motion seeking entry of an order authorizing the use of Cash Collateral and granting adequate protection to the Debtors’ pre-petition secured lenders [D.I. 16] (the “Cash Collateral Motion”). On March 19, 2015, the Bankruptcy Court entered an order granting the relief requested in the Cash Collateral Motion on an interim basis [D.I. 97].
Objections to the relief requested in the Cash Collateral Motion were filed by Ares Management LLC [D.I. 50, 51], Weatherford U.S., L.P. [75, 161], and the Committee [D.I. 234]. At the final hearing on the Cash Collateral Motion, a consensual resolution of the objections to the Cash Collateral Motion (with the exception of the objections filed by Weatherford U.S., L.P., which were overruled by the Bankruptcy Court) was reached between the Debtors, the Committee and the Prepetition Secured Parties20, and the Bankruptcy Court entered an order approving the Cash Collateral Motion on a final basis on April 30, 2015 [D.I. 307] (the “Cash Collateral Order”). The Cash Collateral Order provided for a reservation of rights for all parties to argue that to the extent that any cash payment of interest, fees, and expenses paid to the Prepetition Secured Parties is not allowed under Bankruptcy Code section 506(b) or any other basis, such payments should be recharacterized and applied as payments of principal owed under the applicable Prepetition Secured Debt Documents in a manner set forth on the record at the final hearing approving the Cash Collateral Motion. By its terms, the Cash Collateral Order was set to expire on the earlier of (i) December 17, 2015 or (ii) certain termination events specified therein.
On November 24, 2015, the Debtors filed a motion seeking to extend the terms of the Cash Collateral Order [D.I. 890] (the “Cash Collateral Extension Motion”). A limited objection to the relief requested in the Cash Collateral Extension Motion was filed by the Committee [D.I. 922]. The Bankruptcy Court overruled the Committee’s limited objection and entered an amended order approving the Cash Collateral Extension Motion on December 14, 2015 [D.I. 943] (the “Amended Cash Collateral Order”). By its terms, the Amended Cash Collateral Order was set to expire on the earlier of (i) April 30, 2016 or (ii) certain termination events specified therein.

[20] Capitalized terms used in this section 5.14 and not otherwise defined herein shall have the meaning ascribed to such terms in the Cash Collateral Motion.

On February 25, 2016, the Committed filed a motion seeking to amend the terms of the Amended Cash Collateral Order [D.I. 1178] (the “Committee Cash Collateral Motion”) in order to eliminate certain adequate protection payments being made under the Amended Cash Collateral Order to the Second Lien Parties. Objections to the relief requested in the Committee Cash Collateral Motion were filed by the Second Lien Parties [D.I. 1237] and the Debtors [D.I. 1240], and the Committee filed a reply [D.I. 1246]. The Bankruptcy Court heard argument on the Committee Cash Collateral Motion at a hearing on March 17, 2016 but did not rule. Instead, the Bankruptcy Court continued the hearing on the Committee Cash Collateral Motion until such time as the Debtors sought entry of an order further extending the terms of the Amended Cash Collateral Order.
On April 26, 2016, the Debtors filed a motion seeking to extend the terms of the Amended Cash Collateral Order [D.I. 1357] (the “Second Cash Collateral Extension Motion”). The Second Cash Collateral Extension Motion is scheduled to be heard by the Bankruptcy Court on May 17, 2016. On April 28, 2016, the Bankruptcy Court entered a consensual order [D.I. 1369] extending the terms of the Amended Cash Collateral Order through and including the earlier of (i) the hearing on the Second Cash Collateral Extension Motion, or (ii) the termination events specified in the Amended Cash Collateral Order. On May 12, 2016, the Bankruptcy Court entered an amended order approving the Second Cash Collateral Extension Motion [D.I. 1392] (the “Second Amended Cash Collateral Order”).

(a)	Allocation Issues.
The Cash Collateral Order also provided for a future agreement between the Debtors, the Prepetition Secured Parties, and the Committee with respect to the tracking of the Debtors’ Cash Collateral (i.e., Cash that constitutes proceeds of the Debtors’ assets that are subject to the liens of the Prepetition Secured Parties). Additionally, as described infra in section 3.2(a)(iv), as of the Petition Date, the Debtors had certain assets that are not subject to the liens of the Prepetition Secured Parties. Further, given the nature of the Debtors’ debt facilities and attendant Collateral packages, there were certain assets—wells—that were partially encumbered and partially unencumbered (plus those assets that were fully encumbered and others that were fully unencumbered). In view of the existence of the Unencumbered Property, and to resolve issues attendant to the allocation of revenue and expenses among the properly perfected Domestic Pledged Property and the Unencumbered Property, including the partially encumbered wells, the Debtors engaged in an extensive lien analysis to determine the precise nature of the Prepetition Secured Parties’ liens on the Domestic Pledged Property to enable the Debtors to understand whether and to what extent the Debtors’ assets were, on an asset-by-asset basis, subject to the validly perfected liens of the Prepetition Secured Parties.
As a result, on June 10, 2015, the Debtors and their advisors met with the advisors to the Committee and the Prepetition Secured Parties and presented an allocation proposal. Among other things, the Debtors set forth their analysis (in aggregate numbers) regarding the fully encumbered, partially encumbered or fully unencumbered nature of their wells and made a recommendation to base allocation on the percent of mortgaged acreage associated with each well. Additionally, the Debtors proposed to allocate certain non-direct expenses based on a well-count allocation, which required classifying the partially encumbered wells as either fully encumbered or fully unencumbered. Taking into account the caveats, explanations and disclosures made by the Debtors in connection with their proposal—including that the well-count basis was premised upon the last reserve report delivered before the Petition Date to the Global Administrative Agent in accordance with the U.S. Credit Agreement—the well-count basis results in an allocation of 94.4% encumbered and 5.6% unencumbered. The allocation proposal did not provide a suggested allocation of any restructuring related expenses among the Domestic Pledged Property and the Unencumbered Property. In accordance with the Cash Collateral Order, the Debtors thereafter tracked revenues and expenses consistent with their proposed allocation.

(b)	The Challenge Period.
The Committee engaged in a similar analysis to come to an independent conclusion with respect to the perfection of the liens asserted by the Prepetition Secured Parties on the Debtors’ assets. To assist the Committee in its determination, the Debtors provided the results of their pre-petition lien analysis to the Committee. Pursuant to the Cash Collateral Order, the Committee was required to commence an adversary proceeding or contested matter challenging the validity, enforceability, priority or extent of the Prepetition Obligations or the liens on the Prepetition Collateral securing the Prepetition Obligations or otherwise asserting or prosecuting any Avoidance Actions or any other claims, counterclaims or causes of action, objections, contests or defenses against any of the Prepetition Agents or the Prepetition Secured Parties on or before June 15, 2015 (the “Challenge Period”). Subsequent to the entry of the Cash Collateral Order, the Challenge Period was extended on a consensual basis between the Prepetition Secured Lenders and the Committee to August 14, 2015 pursuant to a stipulation approved by the Bankruptcy Court on June 15, 2015 [D.I. 426] and again to August 24, 2015, solely with respect to the First Lien Parties pursuant to a stipulation approved by the Bankruptcy Court on August 17, 2015 [D.I. 573]. On August 27, 2015, the Committee filed a stipulation providing for the expiration of the Challenge Period with respect to the First Lien Parties and resolving the Committee’s claims against the First Lien Parties as set forth in the stipulation, which was approved by the Bankruptcy Court on August 31, 2014 [D.I. 604].
The Challenge Period with respect to the Second Lien Parties was further extended to August 18, 2015 to allow the parties to complete a stipulation that provided for the expiration of the Challenge Period for certain claims on August 18, 2015 and an extended period for certain claims that expired on September 14, 2015. The Bankruptcy Court approved this stipulation on August 19, 2015 [D.I. 579]. The Committee and the Second Lien Parties were subsequently unable to reach a consensual agreement regarding further extensions to the Challenge Period. Consequently, the Committee filed its Motion of Official Committee of Unsecured Creditors to Extent the Challenge Period Deadline With Respect to the Second Lien Parties [D.I. 626] seeking an extension of the Challenge Period. On October 6, 2015, the Bankruptcy Court entered an order extending the Challenge Period with respect to the Second Lien Parties through and including the date the Bankruptcy Court entered a final, non-appealable order adjudicating the Motion of the Official Committee of Unsecured Creditors for Leave, Standing and Authority to Prosecute Claims on Behalf of the Debtors’ Estates and for Related Relief [D.I. 676] (the “Standing Motion”).
The Second Lien Parties and the Debtors filed limited objections to the Standing Motion [D.I. 725 and 734], to which the Committee filed a reply [D.I. 753]. At a November 3, 2015 hearing on the Standing Motion, the Bankruptcy Court granted the Standing Motion, but, at the Debtors’ request, denied the Committee sole settlement authority over the causes of action contemplated thereby. On November 9, 2015, the Bankruptcy Court entered an agreed order granting in part and denying in part the Standing Motion [D.I. 831] and authorizing the Committee to initiate an adversary proceeding against the Second Lien Parties.

(c)	The Adversary Proceeding.
On November 9, 2015, the Committee filed the Complaint for Declaratory Judgment and for Related Relief and Objection to Claims (the “Complaint”), thereby initiating Adv. Proc. No. 15-51896 [D.I. 1] (the “Adversary Proceeding”). By the Complaint, the Committee requested separate declaratory judgments regarding various categories of collateral, the avoidance of unperfected liens and security interests, and relief under Bankruptcy Code sections 506(c) and 552(b)(1).
On December 2, 2015, the Second Lien Parties filed their answer to the Complaint [D.I. 23]. By agreement of the parties, only Counts XIII, XIV, and XV of the Complaint were initially litigated. On December 9, 2015, the Committee notified the Bankruptcy Court that it had waived its claims under Count XV under the Complaint, but only with respect to costs and expenses arising from the Petition Date through October 31, 2015. Consequently, at the trial on December 14, 2015, the Bankruptcy Court heard argument on the following requests for relief from the Committee: (i) a declaratory judgment that certain real property interests are not subject to the liens and security interests of the Debtors’ second lien parties; (ii) a declaratory judgment that, even if certain real property interests are subject the liens and security interests of the second lien parties, such liens and security interests are not perfected; and (iii) the avoidance and recovery for the Debtors’ estates of such unperfected liens and security interests pursuant to Bankruptcy Code section 544.
On January 8, 2016, the Bankruptcy Court issued an opinion [D.I. 48] concluding that the Second Lien Parties have liens on all of the Debtors’ disputed real property interests in Texas and that such liens are perfected, and therefore that it was unnecessary to discuss the avoidance and recovery issues under Bankruptcy Code section 544.
On April 13, 2016, the Second Lien Parties filed the Motion of the Second Lien Parties for Allowance of Their Adequate Protection Claims [D.I. 1314] (the “Second Lien Adequate Protection Motion”), requesting the allowance of Second Lien Diminution Claims in the amount of not less than $173 million pursuant to the Cash Collateral Order and the Amended Cash Collateral Order.

(d)	The Settlement.
On or around May 1, 2016, the Committee and the Second Lien Parties agreed to fully settle all of the outstanding issues between the Committee and the Second Lien Parties in these Chapter 11 Cases, including, without limitation, the calculation of the Second Lien Parties’ Adequate Protection Claims, the allocation of sale proceeds from all sales of the Debtors’ assets, and all remaining counts asserted by the Committee in the Complaint (collectively, the “Settled Items”). Pursuant to the settlement, all Settled Items will be finally and fully resolved and all litigation related thereto will be dismissed with prejudice. Accordingly, in light of the settlement, the Second Lien Parties and the Committee have agreed to adjourn, respectively, the Second Lien Adequate Protection Motion and the Committee Cash Collateral Motion (the “Adjourned Motions”) without setting a new hearing date for the Adjourned Motions. Should the settlement not be approved, the Committee and the Second Lien Parties reserve their rights to set new hearing dates with respect to the Adjourned Motions and will confer at that time regarding the appropriate schedule for the Adjourned Motions.
Under the settlement, holders of Allowed Claims in Class 5 will receive the Unsecured Plan Consideration, consisting of (i) $17.5 million in Cash, and (ii) 50% of recoveries from the Canadian Proceeds in excess of $2.5 million up to $17.5 million of recoveries from the Canadian Proceeds. As part of the settlement, the holders of Second Lien Claims agree that they will not receive any distribution on account of their Allowed Second Lien Deficiency Claims (including any turnover from the holders of Subordinated Notes Claims)

5.15	Exclusivity Extensions.
On June 16, 2015, the Debtors filed a motion seeking entry of an order extending by ninety (90) days the exclusive periods during which only the Debtors are permitted to file a chapter 11 plan and solicit acceptance thereof through and including, October 13, 2015 and December 14, 2015, respectively [D.I. 430] (the “Exclusivity Extension Motion”). On July 7, 2015, the Bankruptcy Court entered an order approving the Exclusivity Extension Motion and granting the relief requested therein [D.I. 473].
On October 13, 2015, the Debtors filed a motion seeking entry of an order further extending the exclusive periods during which only the Debtors are permitted to file a chapter 11 plan and solicit acceptance thereof through and including, February 1, 2016 and April 13, 2016, respectively [D.I. 693] (the “Second Exclusivity Extension Motion”). On October 30, 2015, the Bankruptcy Court entered an order approving the Second Exclusivity Extension Motion and granting the relief requested therein [D.I. 767].
On February 1, 2015, the Debtors filed a motion seeking entry of an order further extending the exclusive periods during which only the Debtors are permitted to file a chapter 11 plan and solicit acceptance thereof [D.I. 1116] (the “Third Exclusivity Extension Motion”). A limited objection to the Third Exclusivity Motion was filed by the Second Lien Parties [D.I. 1165]. The Debtors consensually resolved the limited objection of the Second Lien Parties and the Bankruptcy Court entered an order on March 17, 2016 approving the Third Exclusivity Extension Motion and extended the Debtors’ exclusive periods to file and solicit a chapter 11 plan through May 16, 2016 and July 12, 2016, respectively [D.I. 1261].
On May 16, 2016, the Debtors filed a motion seeking entry of an order further extending the exclusive periods during which only the Debtors are permitted to file a chapter 11 plan and solicit acceptance thereof through and including, August 20, 2016 and September 10, 2016, respectively [D.I. 1407] (the “Fourth Exclusivity Extension Motion”). On June 2, 2016, the Bankruptcy Court entered an order approving the Fourth Exclusivity Extension Motion and granting the relief requested therein [D.I. 1439].

5.16	Sale Process.
In July, August and September of 2015, the Debtors held numerous meetings with their creditor constituencies to discuss possible restructuring alternatives and an exit from chapter 11. Despite their efforts, in September 2015, the Debtors concluded that sufficient support for a confirmable plan of reorganization did not exist at the time. As a result, and cognizant of their (i) monthly cash outlay, (ii) continued use of cash collateral, (iii) assets depleting through normal operations, and (iv) fiduciary obligations to maximize distributable value for all creditors, the Debtors launched a sale process to sell some or substantially all of their assets (the “Sale Process”).
In connection with the planned Sale Process, on September 18, 2015, the Debtors filed a motion seeking entry of an order authorizing the commencement of a marketing and sale process to sell substantially all or a portion of the Debtors’ assets [D.I. 636] (the “Sale Motion”). The Sale Motion provided for the commencement of a process that (i) was open to all potential bidders, including third parties and holders in the Debtors’ capital structure; (ii) protected the best interests of the Debtors’ estates and creditors; and (iii) preserved the Debtors’ right to exercise their fiduciary duties should a value-maximizing alternative materialize.
On October 6, 2015, the Bankruptcy Court entered an order approving the bidding procedures proposed in the Sale Motion [D.I. 681] (the “Bidding Procedures Order”). Pursuant to the Bidding Procedures Order, the Bankruptcy Court authorized the Sale Process set forth in the Sale Motion. On November 6, 2015, the Debtors, consistent with authority granted by the Bidding Procedures Order, determined that continuing certain of the deadlines set forth in the Bidding Procedures Order by approximately forty days would allow for a more robust auction and filed the Notice of Modified Sale Process Dates [D.I. 805], which set forth the following modified dates for the Sale Process:

Sale Process Dates
December 8, 2015 at 5:00 p.m. (prevailing Eastern Time)	Initial Indications of Interest Deadline
No later than December 15, 2015	Assumption and Assignment Service Date
January 11, 2016 at 5:00 p.m. (prevailing Eastern Time)	Bid Deadline
No later than January 12, 2016	Stalking Horse Selection Deadline
January 15, 2016 at 4:00 p.m. (prevailing Eastern Time)	Sale Objection Deadline
January 20, 2016 at 10:00 a.m. (prevailing Central Time)	Auction
January 22, 2016 at 4:00 p.m. (prevailing Eastern Time)	Reply Deadline
January 27, 2016 at 10:00 a.m. (prevailing Eastern Time)	Sale Hearing

Following the Bankruptcy Court’s entry of the Bidding Procedures Order, the Debtors spent nearly four (4) months marketing their assets. As a result of those efforts, the Debtors received six (6) bids for all or a portion of their assets, three (3) of which were “qualified” pursuant to the Bidding Procedures Order. The two-day (2) Auction commenced on January 20, 2016 and culminated in the Debtors declaring an all-cash bid of $245 million submitted by BlueStone Natural Resources II, LLC (“BlueStone”) as the highest, best, and winning bid at the Auction. At the sale hearing on January 27, 2016, the Bankruptcy Court approved the sale to BlueStone and subsequently entered the Order Approving the Sale of the Debtors’ Oil and Gas Assets [D.I. 1095] (the “Sale Order”) and approved that certain Asset Purchase Agreement, dated as of January 22, 2016, by and among Quicksilver, Cowtown Gas Processing, L.P., Cowtown Pipeline, L.P. and Bluestone (as amended by the First Amendment to Asset Purchase Agreement dated March 30, 2016, as further amended by the Second Amendment to Asset Purchase Agreement dated April 6, 2016, the “Asset Purchase Agreement”).
As a condition to closing the sale, the Debtors were required to obtain an order rejecting certain gas gathering and processing agreements (the “Gathering Agreements”) with affiliates of CMLP. The rejection of the Gathering Agreements was the subject of extensive briefing and a highly contested hearing before the Bankruptcy Court on March 4, 2016 concerning various issues, including whether the Gathering Agreements contained covenants running with the land or were otherwise unable to be rejected. Prior to the Bankruptcy Court entering an order regarding rejection of the Gathering Agreements, BlueStone and CMLP agreed to new gathering and processing agreements and asked the Debtors to withdraw the request to reject the Gathering Agreements. The Debtors agreed to the request subject to (i) BlueStone waiving the rejection closing condition, (ii) receipt of payment in full of the purchase price from BlueStone, (iii) CMLP’s withdrawal of proofs of claims related to the Gathering Agreements, and (iv) entry into a letter agreement with CMLP concerning the Gathering Agreements. The foregoing was memorialized in an agreement (the “Closing Agreement”) among the Debtors, BlueStone and CMLP on April 6, 2016.
On April 6, 2016, following the execution of the Closing Agreement, the Debtors and BlueStone closed the sale of the Oil and Gas Assets (as defined in the Asset Purchase Agreement). After accounting for purchase price adjustments, the net proceeds of the sale to BlueStone were $235,864,764.21
ARTICLE VI
REASONS FOR THE SOLICITATION; RECOMMENDATION
Chapter 11 of the Bankruptcy Code provides that unless the terms of Bankruptcy Code section 1129(b) are satisfied, for the Bankruptcy Court to confirm the Plan, the holders of Claims in each Class of Impaired Claims entitled to vote on the Plan must accept the Plan by the requisite majorities set forth in the Bankruptcy Code. An Impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds (2/3) in amount of the Claims in such Class actually voting on the Plan have voted to accept it, and (b) more than one-half (1/2) in number of the holders of Claims in such Class actually voting on the Plan have voted to accept it (such votes, the “Requisite Acceptances”).
In view of the significant benefits to be attained by the Debtors and their creditors if the Plan is consummated, the Debtors recommend that all holders of Claims entitled to vote to accept the Plan do so. The Debtors reached this decision after considering available alternatives to the Plan and their likely effect on the Debtors’ creditors and other stakeholders. These alternatives included liquidation of the Debtors under chapter 7 of the Bankruptcy Code or a dismissal of the Chapter 11 Cases. The Debtors determined, after consulting with their legal and financial advisors, that the Plan, if consummated, will maximize the value of their estates for all stakeholders, as compared to any other strategy or a liquidation under chapter 7. For all of these reasons, the Debtors support the Plan and urge the holders of Claims entitled to vote on the Plan to accept and support it.

[21] The negative adjustments to the purchase price included, among other things, $2,599,758 attributable to the failure to obtain certain “Hard Consents” (as defined in the Asset Purchase Agreement) by the closing. To the extent that those Hard Consents are subsequently obtained, the assets subject thereto will be transferred to BlueStone upon payment of the agreed upon consideration.

ARTICLE VII
THE PLAN
THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN AND THE EXHIBITS AND SCHEDULES THERETO.

7.1	Overview of Chapter 11.
Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to restructure or liquidate its business for the benefit of itself, its creditors and its equity interest holders. In addition to permitting the rehabilitation or liquidation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets.
The commencement of a chapter 11 case creates an estate that comprises of all of the legal and equitable interests of the debtor as of the bankruptcy filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”
The consummation of a chapter 11 plan is the principal objective of a chapter 11 case. A chapter 11 plan sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a chapter 11 plan by a bankruptcy court makes that plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of the debtor. Subject to certain limited exceptions, the order approving confirmation of a plan discharges or releases a debtor from any debt that arose prior to the date of confirmation of the plan and, if applicable, substitutes them for the obligations specified under the confirmed plan.
In general, a chapter 11 plan of liquidation: (a) divides claims and equity interests into separate classes, (b) specifies the property, if any, that each class is to receive under the plan, (c) details the wind-up of the debtor, and (d) contains other provisions necessary to the liquidation of the debtor that are required or permitted by the Bankruptcy Code.
Pursuant to Bankruptcy Code section 1125, acceptance or rejection of a chapter 11 plan may not be solicited after the commencement of a chapter 11 case until such time as the court has approved the disclosure statement as containing adequate information. Under Bankruptcy Code section 1125(a), “adequate information” is information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the chapter 11 plan. To satisfy the applicable disclosure requirements, the Debtors submit this Disclosure Statement to holders of Claims that are Impaired and not deemed to have rejected the Plan.

7.2	Purpose of the Plan.
The Debtors are proposing the Plan over the alternative of converting the Debtors’ bankruptcy cases to chapter 7 of the Bankruptcy Code because the Debtors believe that (i) the Plan provides a more orderly liquidation and a greater recovery to creditors than a chapter 7 liquidation, and (ii) the Plan avoids unnecessary costs to the Debtors’ estates which would accrue should the Debtors’ bankruptcy case be converted to chapter 7 of the Bankruptcy Code.

7.3	Acceptance or Rejection of the Plan; Effect of Rejection by One or More Classes of Claims or Interests.

(a)	Classes Entitled To Vote.
Classes 4, 5, and 6 are Impaired and are entitled to vote to accept or reject the Plan. By operation of law, Classes 1, 2, and 3 are Unimpaired and are deemed to have accepted the Plan and, therefore, are not entitled to vote. By operation of law, Classes 7, 8, and 9 are deemed to have rejected the Plan and are not entitled to vote.

(b)	Tabulation of Votes on a Non-Consolidated Basis.
All votes on the Plan shall be tabulated on a non-consolidated basis by Class and by Debtor for the purpose of determining whether the Plan satisfies Bankruptcy Code sections 1129(a)(8) and (10). Notwithstanding the foregoing, the Debtors reserve the right to seek to substantively consolidate any two or more Debtors; provided, however, that such substantive consolidation does not materially and adversely impact the amount of the Plan Distributions to any Person.

(c)	Acceptance by Impaired Classes.
An Impaired Class of Claims shall have accepted the Plan if, not counting the vote of any holder designated under Bankruptcy Code section 1126(e), (a) the holders of at least two-thirds (2/3) in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

(d)	Elimination of Vacant Classes.
To the extent applicable, any Class that does not contain any Allowed Claims, Allowed Interests, or Claims or Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018 as of the date of commencement of the Confirmation Hearing, for all Debtors or with respect to any particular Debtor, shall be deemed to have been eliminated from the Plan for all Debtors or for such particular Debtor, as applicable, for purposes of (a) voting to accept or reject the Plan and (b) determining whether such Class has accepted or rejected the Plan pursuant to Bankruptcy Code section 1129(a)(8).

(e)	Deemed Acceptance If No Votes Cast.
If no holders of Claims or Interests eligible to vote in a particular Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the holders of Claims or Interests in such Class.

(f)	Confirmation Pursuant to Bankruptcy Code Section 1129(b) or “Cramdown.”
Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified and amended from time to time, under Bankruptcy Code section 1129(b) with respect to such Classes. Subject to Sections 4.6, 13.2, and 13.3 of the Plan, the Debtors reserve the right, in consultation with the Consultation Parties, (i) to alter, amend, modify, revoke, or withdraw the Plan or any Plan Document to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary and (ii) to request confirmation of the Plan, as it may be modified, supplemented, or amended from time to time, with respect to any Class that affirmatively votes to reject the Plan.

7.4	Means for Implementation.

(a)	Corporate Existence.
(i)    Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided for under the Plan involving the corporate structure of the Debtors will be deemed authorized and approved without any requirement of further action by the Debtors, the Debtors’ shareholders or the Debtors’ board of directors. On the Effective Date, to the extent not otherwise distributed to the holders of Allowed Claims or otherwise provided for in the Plan, each Debtor’s assets will be transferred to the Liquidation Trust, which will liquidate and monetize such assets and make distributions to holders of Allowed Claims pursuant to the terms of the Plan.
(ii)    To the extent not used in the transfer of Liquidation Trust Assets and not completed prior to the Effective Date, the Debtors (and their respective boards of directors) will dissolve as of the Effective Date, and are authorized to dissolve or terminate the existence of wholly owned non-Debtor subsidiaries following the Effective Date as well as any remaining health, welfare or benefit plans. For the avoidance of doubt, once all assets of a Debtor have been transferred to the Liquidation Trust, the applicable Debtor or the Liquidation Trustee, as applicable, will take all necessary steps to dissolve such Debtor.

(b)	Closing of the Debtors’ Chapter 11 Cases.
When (i) all Disputed Claims filed against a Debtor have become Allowed Claims or have been disallowed by Final Order, (ii) all Liquidation Trust Assets that were assets of such Debtor have been liquidated and the proceeds thereof distributed in accordance with the terms of the Plan and (iii) all other actions required to be taken by the Liquidation Trust under the Plan and the Liquidation Trust Agreement have been taken, the Liquidation Trust shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

(c)	Plan Funding.
The Plan Distributions to be made in Cash under the terms of the Plan shall be funded from: the Debtors’ Cash on hand, including but not limited to (a) the Investment Account Cash, and (b) the Sale Proceeds.

(d)	Settlement of Intercompany Matters.
On the Effective Date, pursuant to Bankruptcy Code section 1123(b)(3)(A) and Bankruptcy Rule 9019, each Debtor and their respective successors and assigns shall waive and release each other and all of their respective successors from any and all Intercompany Claims amongst and between any or all of the Debtors. Such waiver and release shall be effective as a bar to all actions, Causes of Action, suits, Claims, Liens, or demands of any kind with respect to any Intercompany Claim amongst or between any or all of the Debtors.

(e)	Monetization of Assets.
The Liquidation Trustee shall, in an expeditious but orderly manner, monetize and convert the Liquidation Trust Assets to Cash and make timely distributions to the Liquidation Trust Beneficiaries in accordance with the Plan. In so doing, the Liquidation Trustee shall exercise its reasonable business judgment to maximize recoveries. The Liquidation Trustee shall have no liability to any party for the outcome of its decisions in this regard.

(f)	Books and Records.
Books and records for each Debtor shall be maintained by the Liquidation Trustee to the extent necessary for the administration of the Liquidation Trust. For the avoidance of doubt, to the extent the Debtors’ books and records are not necessary for the administration of the Liquidation Trust, such books and records may be destroyed or abandoned without further order of the Bankruptcy Court as determined appropriate by the Liquidation Trustee.

(g)	Reporting Duties.
The Liquidation Trustee shall be responsible for filing informational returns on behalf of the Debtors and the Liquidation Trust and paying any tax liability of the Debtors and the Liquidation Trust. Additionally, the Liquidation Trustee shall file (or cause to be filed) any other statements, returns, reports, or disclosures relating to the Debtors or the Liquidation Trust that are required by any governmental unit or applicable law.

(h)	Tax Obligations.
The Liquidation Trustee shall have the powers of administration regarding all of the Debtors’ and the Liquidation Trust’s tax obligations, including filing of returns. The Liquidation Trustee shall (i) endeavor to complete and file, within 120 days after the Effective Date, each Debtor’s final federal, state, and local tax returns, (ii) request, if necessary, an expedited determination of any unpaid tax liability of the Debtors or their Estates under Bankruptcy Code section 505(b) for all taxable periods of the Debtors ending after the Petition Date through the dissolution of the Liquidation Trust as determined under applicable tax laws, and (iii) represent the interests and accounts of the Liquidation Trust or the Debtors’ Estates before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit.

(i)	Cancellation of Existing Securities and Agreements.
Except for the purpose of evidencing a right to distribution under the Plan and except as otherwise set forth in the Plan, on the Effective Date, all notes, stock, agreements, instruments, certificates, and other documents evidencing any Claim against or Interest in the Debtors shall be cancelled and the obligations of the Debtors thereunder or in any way related thereto shall be fully released. Notwithstanding the foregoing, each of the Indentures shall continue in effect solely for the purposes of, as applicable: (a) allowing holders of Allowed Class 4 and Class 5 Claims to receive distributions under the Plan; (b) allowing holders of Allowed Class 5 Claims to enforce the subordination provisions in the Subordinated Note Indenture against holders of Allowed Class 6 Claims; and (c) allowing and preserving the rights of the Indenture Trustees to (i) make distributions in satisfaction of Allowed Class 4 and 5 Claims, (ii) maintain and exercise their respective Charging Liens against holders of Allowed Senior Notes Claims and Allowed Subordinated Notes Claims, as applicable, and distributions thereto, (iii) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred in making such distributions, (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement that the Indenture Trustees may have under the applicable Indentures, (v) exercise their rights and obligations relating to the interests of their holders pursuant to the applicable Indentures, and (vi) appear in these Chapter 11 Cases. For the avoidance of doubt, all indemnification obligations and expense reimbursement obligations of the Debtors arising under the Indentures in favor of the Indenture Trustees, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, shall survive, remain in full force and effect, and be enforceable against the Debtors or their Estates on and after the Effective Date and shall be enforceable through the exercise of the applicable Charging Lien against the holders of Allowed Senior Notes Claims and Allowed Subordinated Notes Claims, as applicable, and distributions thereto.

(j)	Surrender of Cancelled Instruments or Securities.
As a condition precedent to receiving any distribution on account of its Allowed Claim, each record holder of Second Lien Notes, Senior Notes or Subordinated Notes shall be deemed to have surrendered the certificates or other documentation underlying each such Claim, and all such surrendered certificates and other documentation shall be deemed to be cancelled pursuant to Section (j) of the Plan except as otherwise provided therein. The Indenture Trustees may (but shall not be required to) request that registered holders of Second Lien Notes, Senior Notes or Subordinated Notes surrender their notes for cancellation to the extent such notes are certificated. Except to the extent necessary to facilitate distribution, subsequent to the performance by the Indenture Trustees or their respective agents of any duties that are required under the Plan and the Confirmation Order, the Indenture Trustees and their respective agents (i) shall be fully relieved of, and released from, all obligations associated with the Notes arising under the Indentures or under any other applicable agreements or law and (ii) shall be deemed to be fully discharged.

(k)	Indemnification Obligations.
The Debtors shall assume and assign to the Liquidation Trust their indemnification obligations to current and former directors and officers of the Company, which shall in no way affect the rights and obligations of the insureds under the “tail” directors and officers insurance coverage purchased pre-petition.

(l)	Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes.
(i)    The Debtors or the Liquidation Trustee, subject to the terms of the Liquidation Trust Agreement, as applicable, may take all actions to execute, deliver, file, or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant thereto. The secretary of each Debtor or the Liquidation Trustee shall be authorized to certify or attest to any of the foregoing actions.
(ii)    Before, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors or members of the Debtors shall be deemed to have been so approved and shall be in effect before, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the shareholders, directors, managers, or partners of the Debtors or the need for any approvals, authorizations, actions or consents.
(iii)    To the extent permitted by Bankruptcy Code section 1146(a), any post-Confirmation Date transfer from a Debtor to any Person pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors; (b) the creation, modification, consolidation or recording of any mortgage, deed of trust or other security interest; (c) the making, assignment or recording of any lease or sublease; or (d) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment, in each case to the extent permitted by applicable law, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan, including the transfer of the Liquidation Trust Causes of Action to the Liquidation Trust and (ii) any sale or other transfer of the Debtors’ assets in connection with the orderly liquidation of such assets, as contemplated by the Plan.

(m)	Comprehensive Settlement of Claims and Controversies.
Pursuant to Bankruptcy Rule 9019 and in consideration for the Plan Distributions and other benefits provided in the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims and controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any Plan Distribution on account thereof. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are: (a) in the best interest of the Debtors, the Estates, and their property and stakeholders; and (b) fair, equitable, and reasonable.
For the avoidance of doubt, the settlements under Bankruptcy Rule 9019 embodied herein and approved through entry of the Confirmation Order include the compromise and settlement of all Claims and controversies by and among the Committee, the Indenture Trustees, the Second Lien Agent, the Second Lien Lenders, and the Second Lien Noteholders. More specifically, the settlement among these parties fully settles all of the outstanding issues between the Committee, the Second Lien Agent, the Indenture Trustees, the Second Lien Lenders, and the Second Lien Noteholders in these Chapter 11 Cases, including, without limitation, the calculation of the Adequate Protection Claims, the Second Lien Diminution Claims, the allocation of proceeds from all sales of the Debtors’ assets, and all remaining counts asserted by the Committee in its adversary proceeding. Pursuant to the settlement, all matters among these parties will be finally and fully resolved and all litigation related thereto will be dismissed with prejudice.

(n)	Settlement of Indenture Trustees’ Fees.
In settlement of the above referenced claims, including without limitation claims among the Indenture Trustees, on the Effective Date, and without the filing of corresponding fee applications with the Bankruptcy Court, any reasonable and documented fees, costs, and expenses incurred by the Indenture Trustees (other than the Second Lien Indenture Trustee) and their professionals on or prior to the Effective Date shall be paid by the Estate in Cash up to the amount of $400,000, with any excess amount to be paid in full to each of the Indenture Trustees (other than the Second Lien Indenture Trustee) from the Unsecured Plan Consideration pursuant to any applicable Charging Lien; provided, however, that to receive payment on the Effective Date, the Indenture Trustees (other than the Second Lien Indenture Trustee) shall provide the Debtors with the invoices, as applicable, in no particular format (redacted to remove confidential or privileged information) for which it seeks payment within ten (10) business days prior to the Effective Date. To the extent that the Debtors object in writing prior to the expiration of the ten (10) business day payment period to any of the fees, costs, or expenses of the Indenture Trustees (other than the Second Lien Indenture Trustee) set forth in such invoices, the Debtors (i) shall pay the undisputed portion of such amounts and (ii) shall not be required to pay any disputed portion of such amounts until a resolution of such objection is agreed to by the Debtors and the applicable Indenture Trustee or upon a further order by the Bankruptcy Court upon a motion by the applicable Indenture Trustee; provided, that, notwithstanding the foregoing, such Indenture Trustee shall be entitled to assert its Charging Lien against holders of Allowed Senior Notes Claims and Allowed Subordinated Notes Claims, as applicable, and distributions thereto, to pay the disputed portion of its fees, costs, or expenses.

Nothing herein shall be deemed to impair, waive, or negatively impact any Charging Lien to which the Indenture Trustees (other than the Second Lien Indenture Trustee) may be entitled. Reasonable and documented fees, costs, and expenses of the Indenture Trustees related to the implementation of the Plan, including, without limitation, all reasonable fees, costs, and expenses incurred by the Indenture Trustees in making Plan Distributions, that are incurred after the Effective Date will be paid in full in Cash by the Liquidation Trustee from the Unsecured Plan Consideration in a timely manner without the need for further court approval.

7.5	Treatment of Executory Contracts and Unexpired Leases.

(a)	Assumption of Executory Contracts and Unexpired Leases.
On the Effective Date, the Debtors shall assume only the Executory Contracts and Unexpired Leases listed on the Schedule of Assumed Contracts and Leases. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions described in Section 8.1 of the Plan pursuant to Bankruptcy Code sections 365 and 1123 as of the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of such Executory Contract or Unexpired Lease, including objecting to the proposed cure amount related thereto, will be deemed to have consented to such assumption and agreed to the specified cure amount.

(b)	Rejection of Executory Contracts and Unexpired Leases.
(i)    Each Executory Contract and Unexpired Lease shall be deemed automatically rejected in accordance with the provisions of Bankruptcy Code sections 365 and 1123 as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (a) is listed on the Schedule of Assumed Contracts and Leases, (b) is listed on the Schedule of Contracts and Leases Neither Assumed Nor Rejected, or (c) is otherwise assumed pursuant to the terms of the Plan; provided, however, that any Executory Contracts or Unexpired Leases that are the subject of a separate motion to assume or reject under Bankruptcy Code section 365 pending on the Effective Date shall be treated as provided in the Final Order resolving such motion. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in Section 8.2 of the Plan pursuant to Bankruptcy Code sections 365 and 1123 as of the Effective Date. The Debtors reserve the right to amend the Schedule of Assumed Contracts and Leases at any time before the Effective Date.
(ii)    Non-Debtor parties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including Claims under Bankruptcy Code section 503; provided that such Claims must be filed in accordance with the procedures set forth in Section 8.3 of the Plan.

(c)	Claims Based on Rejection of Executory Contracts or Unexpired Leases.
(i)    All Claims arising from the rejection of Executory Contracts or Unexpired Leases must be filed with the Claims Agent according to the procedures established for the filing of proof of claim or before the later of (i) the applicable Bar Date and (ii) thirty (30) days after the entry of the order approving the rejection of such Executory Contract or Unexpired Lease. All Claims arising from the rejection of Executory Contracts or Unexpired Leases that are evidenced by a timely filed proof of claim, will be treated as General Unsecured Claims. Upon receipt of the Plan Distribution provided in Section 3.3.5 of the Plan, all such Claims shall be satisfied, settled, and released as of the Effective Date, and shall not be enforceable against the Debtors, the Estates, the Liquidation Trust, or their respective properties or interests in property.
(ii)    Any Person that is required to file a proof of claim arising from the rejection of an Executory Contract or Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Estates, the Liquidation Trust, or their respective properties or interests in property, unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan.

(d)	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.
(i)    Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1), by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contract or Unexpired Lease may agree. In the event of a dispute regarding (i) the amount of any payments to cure such a default, (ii) the ability of the Liquidation Trustee or any assignee to provide “adequate assurance of future performance” within the meaning of Bankruptcy Code section 365 under the Executory Contract or Unexpired Lease to be assumed, or (iii) any other matter pertaining to the proposed assumption, the cure payments required by Bankruptcy Code section 365(b)(1) shall be made following the entry of a Final Order resolving the dispute and approving the assumption.
(ii)    No later than twenty (20) days prior to the commencement of the Confirmation Hearing, the Debtors shall file a schedule setting forth the proposed cure amount, if any, for each Executory Contract and Unexpired Lease to be assumed pursuant to Section 7.5(a) of the Plan, and serve such schedule on each applicable counterparty, together with procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to the proposed assumption of an Executory Contract or Unexpired Lease or related cure amount must be filed, served and actually received by the Debtors at least ten (10) days prior to the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption or cure amount will be deemed to have consented to such assumption and agreed to the specified cure amount.

7.6	Liquidation Trust.

(a)	Generally.
On the Effective Date, the Liquidation Trust shall be established and become effective for the benefit of Liquidation Trust Beneficiaries. The powers, authority, responsibilities, and duties of the Liquidation Trust and the Liquidation Trustee are set forth in and shall be governed by the Plan and the Liquidation Trust Agreement. The Liquidation Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, any and all provisions necessary to ensure the continued treatment of the Liquidation Trust as a grantor trust and the Liquidation Trust Beneficiaries as the grantors and owners thereof for federal income tax purposes. The Debtors shall transfer, without recourse, to the Liquidation Trust all of their right, title, and interest in the Liquidation Trust Assets. Upon the transfer by the Debtors of the Liquidation Trust Assets to the Liquidation Trust, the Debtors will have no reversionary or further interest in or with respect to the Liquidation Trust Assets or the Liquidation Trust.

(b)	Purposes and Establishment of the Liquidation Trust.
(i)    On the Effective Date, the Liquidation Trust shall be established pursuant to the Liquidation Trust Agreement for the purposes of liquidating and administering the Liquidation Trust Assets and making distributions on account thereof as provided for under the Plan. The Liquidation Trust is intended to qualify as a liquidation trust pursuant to Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or any other business, except to the extent reasonably necessary to, and consistent with, the purpose of the Liquidation Trust. The Liquidation Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in the Plan or in the Liquidation Trust Agreement.
(ii)    On the Effective Date, the Liquidation Trustee, on behalf of the Debtors, shall execute the Liquidation Trust Agreement and shall take all other steps necessary to establish the Liquidation Trust pursuant to the Liquidation Trust Agreement and consistent with the Plan.

(c)	Liquidation Trust Assets.
(i)    On the Effective Date, and in accordance with Bankruptcy Code sections 1123 and 1141 and pursuant to the terms of the Plan, all title and interest in all of the Liquidation Trust Assets, as well as the rights and powers of each Debtor in such Liquidation Trust Assets, shall automatically vest in the Liquidation Trust, free and clear of all Claims and Interests for the benefit of the Liquidation Trust Beneficiaries. Upon the transfer of the Liquidation Trust Assets, the Debtors shall have no interest in or with respect to the Liquidation Trust Assets or the Liquidation Trust. Notwithstanding the foregoing, for purposes of Bankruptcy Code section 553, the transfer of the Liquidation Trust Assets to the Liquidation Trust shall not affect the mutuality of obligations which otherwise may have existed prior to the effectuation of such transfer. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax, pursuant to Bankruptcy Code section 1146(a). In connection with the transfer of such assets, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidation Trust shall vest in the Liquidation Trust and its representatives, and the Debtors and the Liquidation Trustee are directed to take all necessary actions to effectuate the transfer of such privileges. The Liquidation Trustee shall agree to accept and hold the Liquidation Trust Assets in the Liquidation Trust for the benefit of the Liquidation Trust Beneficiaries, subject to the terms of the Plan and the Liquidation Trust Agreement.

(ii)    The Debtors, the Liquidation Trustee, the Liquidation Trust Beneficiaries, and any party under the control of such parties will execute any documents or other instruments and shall take all other steps as necessary to cause title to the Liquidation Trust Assets to be transferred to the Liquidation Trust.

(d)	Valuation of Assets.
(i)    As soon as practicable after the establishment of the Liquidation Trust, the Liquidation Trustee shall determine the value of the assets transferred to the Liquidation Trust, and the Liquidation Trustee shall apprise, in writing, the Liquidation Trust Beneficiaries of such valuation. The valuation shall be used consistently by all parties (including the Liquidation Trustee and Liquidation Trust Beneficiaries) for all federal income tax purposes.
(ii)    In connection with the preparation of the valuation contemplated by the Plan and the Liquidation Trust Agreement, the Liquidation Trust shall be entitled to retain such professionals and advisors as the Liquidation Trust shall determine to be appropriate or necessary, and the Liquidation Trustee shall take such other actions in connection therewith as it determines to be appropriate or necessary. The Liquidation Trust shall bear all of the reasonable costs and expenses incurred in connection with determining such value, including the fees and expenses of any professionals retained in connection therewith.

(e)	Appointment of the Liquidation Trustee.
On the Effective Date and in compliance with the provisions of the Plan and the Liquidation Trust Agreement, the Debtors shall appoint a person or firm as Liquidation Trustee that is reasonably acceptable to the Consultation Parties. The salient terms of the Liquidation Trustee’s employment, including the Liquidation Trustee’s duties and compensation, to the extent not set forth in the Plan, shall be set forth in the Liquidation Trust Agreement or the Confirmation Order.

(f)	Duties and Powers of the Liquidation Trustee.

(i)	Authority.
The duties and powers of the Liquidation Trustee shall include all powers necessary to implement the Plan with respect to all Debtors and monetize the Liquidation Trust Assets, including, without limitation, the duties and powers listed in the Plan. The Liquidation Trustee will administer the Liquidation Trust in accordance with the Liquidation Trust Agreement. The Liquidation Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Liquidation Trust Assets, make timely Plan Distributions, and not unduly prolong the duration of the Liquidation Trust.

(ii)	Claims and Causes of Action.
The Liquidation Trustee may object to, seek to estimate, seek to subordinate, compromise, or settle any and all Claims against the Debtors and Causes of Action of the Debtors that have not already been deemed Allowed Claims as of the Effective Date. The Liquidation Trustee shall have the absolute right to pursue or not to pursue any and all Liquidation Trust Assets as it determines in the best interests of the Liquidation Trust Beneficiaries, and consistent with the purposes of the

Liquidation Trust, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence. Liquidation Trust Causes of Action may only be prosecuted or settled by the Liquidation Trustee, in its sole discretion. The Liquidation Trust Causes of Action will be transferred to the Liquidation Trust on the Effective Date.

(iii)	Retention of Professionals.
The Liquidation Trustee may enter into employment agreements and retain professionals to pursue the Liquidation Trust Causes of Action and otherwise advise the Liquidation Trustee and provide services to the Liquidation Trust in connection with the matters contemplated by the Plan, the Confirmation Order, and the Liquidation Trust Agreement without further order of the Bankruptcy Court. Unless an alternative fee arrangement has been agreed to (either by order of the Bankruptcy Court or with the consent of the Liquidation Trustee), professionals retained by the Liquidation Trustee shall be compensated from the proceeds of the Liquidation Trust Assets.

(iv)	Distributions; Withholding.
As described in Article 9.5.4 of the Plan, the Liquidation Trustee shall make distributions to the Liquidation Trust Beneficiaries in accordance with the terms of the Liquidation Trust Agreement and the Plan. The Liquidation Trustee may withhold from amounts otherwise distributable to any entity any and all amounts, determined in the Liquidation Trustee’s sole discretion, required by the Liquidation Trust Agreement, any law, regulation, rule, ruling, directive, treaty, or other governmental requirement. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any taxes imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such Plan Distribution. The Liquidation Trustee or the Disbursing Agent, as applicable, may require, as a condition to the receipt of a Plan Distribution, that the holder complete the appropriate Form W-8 or Form W-9, as applicable to each holder. If the holder fails to comply with such a request within 180 days, such distribution shall be deemed an unclaimed distribution and treated in accordance with Section 12.3(f) of the Plan. Further, the Allowed Claim of any such holder shall be deemed released and the holder thereof shall be forever barred, estopped, and enjoined from asserting any Claim against any of the Debtors, the Liquidation Trust or the Liquidation Trustee.

(v)	Reasonable Fees and Expenses.
The Liquidation Trustee may incur any reasonable and necessary expenses in connection with the performance of its duties under the Plan, including in connection with retaining professionals and/or entering into agreements pursuant to Sections 9.6.3 and 9.6.9 of the Plan. The Liquidation Trustee shall be paid from the proceeds of the Liquidation Trust Assets.

(vi)	Investment Powers.
The right and power of the Liquidation Trustee to invest the Liquidation Trust Assets, the proceeds thereof, or any income earned by the Liquidation Trust shall be limited to the right and power to invest in such assets only in Cash and U.S. Government securities as defined in section 2(a)(16) of the Investment Company Act of 1940, as amended; provided, however, that (a) the scope of any such permissible investments shall be further limited to include only those investments that a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) may be permitted to hold and (b) the Liquidation Trustee may expend the Liquidation Trust Assets (i) as reasonably necessary to meet contingent liabilities and maintain the value of the Liquidation Trust Assets during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Liquidation Trust or reasonable fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Liquidation Trust (or to which the Liquidation Trust Assets are otherwise subject) in accordance with the Plan or the Liquidation Trust Agreement.

(vii)	Liquidation Trustee’s Tax Power for Debtors.
As described in Section 9.6.7 of the Plan, following the Effective Date, the Liquidation Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Debtors, all tax returns required to be filed or that the Liquidation Trustee otherwise deems appropriate. In the event that the Liquidation Trust shall fail or cease to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), the Liquidation Trustee shall take any and all necessary actions as it shall deem appropriate to have the Liquidation Trust classified as a partnership for federal tax purposes under Treasury Regulation section 301.7701-3, including, if necessary, creating or converting the Liquidation Trust into a Delaware limited liability partnership or limited liability company that is so classified.

(viii)	Insurance.
The Liquidation Trustee will maintain customary insurance coverage for the protection of the Liquidation Trustee on and after the Effective Date.

(ix)	Agreements and Other Actions.
The Liquidation Trustee may enter into any agreement or execute any document required by or consistent with the Plan and perform all of the Debtors’ and Liquidation Trust’s obligations thereunder. The Liquidation Trustee may take all other actions not inconsistent with the provisions of the Plan and the Liquidation Trust Agreement that the Liquidation Trustee deems reasonably necessary or desirable with respect to administering the Plan.

(g)	Funding of the Liquidation Trust.
On the Effective Date, the Liquidation Trust Reserve shall be transferred to, and vest in, the Liquidation Trust for purposes of funding the Liquidation Trust. Thereafter, the terms of the Liquidation Trust Agreement shall govern the funding of the Liquidation Trust.

(h)	Exculpation; Indemnification.
The Liquidation Trustee, the Liquidation Trust, the professionals of the Liquidation Trust, and their representatives will be exculpated and indemnified pursuant to the terms of the Liquidation Trust Agreement. The indemnification described in the Liquidation Trust Agreement will exclude willful misconduct and gross negligence. Any indemnification claim of the Liquidation Trustee or the other individuals entitled to indemnification under this subsection shall be satisfied solely from the

Liquidation Trust Assets and shall be entitled to a priority distribution therefrom, ahead of any other claim to or interest in such assets. The Liquidation Trustee and its representatives shall be entitled to rely, in good faith, on the advice of their retained professionals.

(i)	Federal Income Tax Treatment of Liquidation Trust.
(i)    For all U.S. federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidation Trustee and the Liquidation Trust Beneficiaries) shall treat the transfer of the Liquidation Trust Assets to the Liquidation Trust for the benefit of the Liquidation Trust Beneficiaries, whether their Claims are Allowed on or after the Effective Date as (i) a transfer of the Liquidation Trust Assets (subject to any obligations relating to those assets) directly to the Liquidation Trust Beneficiaries, followed by (ii) the transfer by the Liquidation Trust Beneficiaries to the Liquidation Trust of the Liquidation Trust Assets (other than the Liquidation Trust Assets allocable to any disputed ownership fund) in exchange for interests in Liquidation Trust. Accordingly, the Liquidation Trust Beneficiaries shall be treated for U.S. federal income tax purposes as the grantors and owners of their respective share of the Liquidation Trust Assets (other than such Liquidation Trust Assets as are allocable to any disputed ownership fund). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.
(ii)    Subject to contrary definitive guidance from the Internal Revenue Service or a court of competent jurisdiction (including the receipt by the Liquidation Trustee of a private letter ruling if the Liquidation Trustee so requests, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Liquidation Trustee), the Liquidation Trustee may (A) timely elect to treat any Disputed Claims reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Liquidation Trustee, the Debtors and the Liquidation Trust Beneficiaries) shall report for U.S. federal, state and local income tax purposes consistently with the foregoing.

(j)	Tax Reporting.
(i)    The Liquidation Trustee shall file tax returns for the Liquidation Trust treating the Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Section 9.10 of the Plan. The Liquidation Trustee also will annually send to each Liquidation Trust Beneficiary a separate statement setting forth the Liquidation Trust Beneficiary’s share of items of income, gain, loss, deduction or credit (including the receipts and expenditures of the Liquidation Trust) as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns. The Liquidation Trustee shall also file (or cause to be filed) any other statement, return or disclosure relating to the Liquidation Trust that is required by any governmental unit.

(ii)    The valuation of the Liquidation Trust Assets prepared pursuant to Section 9.4 of the Plan shall be used consistently by all parties (including the Liquidation Trustee and the Liquidation Trust Beneficiaries) for all federal income tax purposes.

(iii)    The Liquidation Trustee shall be responsible for payment, out of the Liquidation Trust Assets, of any taxes imposed on the Liquidation Trust or the Liquidation Trust Assets, including any disputed ownership fund. In the event, and to the extent, any Cash retained on account of Disputed Claims in a disputed ownership fund is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims or (ii) to the extent that such Disputed Claims have subsequently been resolved, deducted from any amounts otherwise distributable by the Liquidation Trustee as a result of the resolution of such Disputed Claims.
(iv)    The Liquidation Trustee may request an expedited determination of taxes of the Liquidation Trust, including the Disputed Claims Reserve, or the Plan Debtors under section 505(b) of the Bankruptcy Code, for all tax returns filed for, or on behalf of, the Liquidation Trust or the Plan Debtors for all taxable periods through the dissolution of the Liquidation Trust.

(k)	Tax Withholdings by Liquidation Trustee.
The Liquidation Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code or any provision of any foreign, state or local tax law with respect to any payment or distribution to the Liquidation Trust Beneficiaries. All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such Liquidation Trust Beneficiaries for all purposes of the Liquidation Trust Agreement. The Liquidation Trustee shall be authorized to collect such tax information from the Liquidation Trust Beneficiaries (including, without limitation, social security numbers or other tax identification numbers) as it, in its sole discretion, deems necessary to effectuate the Plan, the Confirmation Order and the Liquidation Trust Agreement. In order to receive distributions under the Plan, all Liquidation Trust Beneficiaries will need to identify themselves to the Liquidation Trustee and provide tax information and the specifics of their holdings, to the extent the Liquidation Trustee deems appropriate. This identification requirement may, in certain cases, extend to holders who hold their securities in street name. The Liquidation Trustee may refuse to make a distribution to any Liquidation Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a Liquidation Trust Beneficiary, the Liquidation Trustee shall make such distribution to which the Liquidation Trust Beneficiary is entitled, without interest; and, provided, further, that, if the Liquidation Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Liquidation Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Liquidation Trustee for such liability.

(l)	Dissolution.
The Liquidation Trust shall be dissolved at such time as (i) all of the Liquidation Trust Assets have been distributed pursuant to the Plan and the Liquidation Trust Agreement, (ii) the Liquidation Trustee determines that the administration of any remaining Liquidation Trust Assets is not likely to yield sufficient additional proceeds to justify further pursuit, or (iii) all distributions required to be made by the Liquidation Trustee under the Plan and the Liquidation Trust Agreement have been made; provided, however, that in no event shall the Liquidation Trust be dissolved later than three (3) years from the Effective Date unless the Bankruptcy Court determines that a fixed period extension (not to exceed two (2) years, including any prior extensions) is necessary to facilitate or complete the recovery and liquidation of the Liquidation Trust Assets. If at any time the Liquidation Trustee determines, in reliance upon such professionals as the Liquidation Trustee may retain, that the expense of administering the Liquidation Trust so as to make a final distribution to the Liquidation Trust Beneficiaries is likely to exceed the value of the remaining Liquidation Trust Assets, the Liquidation Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the Liquidation Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Tax Code, (B) exempt from U.S. federal income tax under section 501(a) of the Tax Code, (C) not a “private foundation” as defined in section 509(a) of the Tax Code, and (D) that is unrelated to the Debtors, the Liquidation Trust, and any insider of the Liquidation Trustee, and (iii) dissolve the Liquidation Trust.

7.7	Binding Effect.
Except as otherwise provided in Bankruptcy Code section 1141(d)(3) and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

7.8	Discharge of Claims Against and Interests in the Debtors.
Unless otherwise provided in the Plan, any Plan Distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete settlement, satisfaction, and release of such Allowed Claims. Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims; provided, however, that in no case shall the aggregate value of all property received or retained under the Plan (or from third parties) by a holder of an Allowed Claim exceed 100% of such holder’s underlying Allowed Claim plus any post-petition interest on such Claim, to the extent such interest is permitted by Section 7.6 of the Plan.

7.9	Term of Pre-Confirmation Injunctions or Stays.
Unless otherwise provided in the Plan, all injunctions or stays arising prior to the Confirmation Date in accordance with Bankruptcy Code sections 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

7.10	Debtor Release.
(a)    Upon the Effective Date of the Plan, for good and valuable consideration, pursuant to Bankruptcy Code section 1123(b) and to the fullest extent permitted by applicable law, the Debtors, their Estates and any Person (including the Liquidation Trustee) seeking to exercise the rights of the Debtors or the Debtors’ Estates, including, without limitation, any successor to the Debtors or the Debtors’ Estates or any Estate representative appointed or selected pursuant to Bankruptcy Code section 1123(b)(3) (an “Estate Representative”) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and waived the Released Parties from any and all Claims, Interests, obligations, rights, suits, judgments, damages, demands, debts, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted on behalf of the Debtors, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, their Estates or any Person (including the Liquidation Trustee) seeking to exercise the rights of the Debtors or the Debtors’ Estates, including without limitation, an Estate Representative, would have been entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Documents, and related agreements, settlements, instruments, or other documents, arising from or related to any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud or willful misconduct. Notwithstanding anything to the contrary in the foregoing, the Debtor Release does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.
(b)    Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors or their Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

7.11	Third-Party Release.
(a)    As of the Effective Date, to the fullest extent permitted by applicable law, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally,

irrevocably, and forever released and waived the Liquidation Trust and all Released Parties from any and all Claims, Interests, obligations, rights, suits, judgments, damages, demands, debts, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of the Debtors, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or hereinafter arising, in law, equity, or otherwise, that such Person would have been entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Documents, and related agreements, settlements, instruments, or other documents, arising from or related to any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud or willful misconduct. Notwithstanding anything to the contrary in the foregoing, the Third-Party Release does not release any post-Effective Date obligations of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or any indemnification, exculpation, insurance or advancement of expenses obligations, reimbursement of expenses obligations, obligations arising from the ownership of equity or debt securities or other Interests in the Debtors, or any wages, overtime, bonus or employee benefit (including health, welfare, or retirement benefits) obligations owed to any Releasing Party.
(b)    Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of the claims released by the Third-Party Release; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Releasing Parties asserting any claim or cause of action released pursuant to the Third-Party Release.

7.12	Exculpation and Limitation of Liability.
Except as otherwise specifically provided in the Plan and to the extent not prohibited by applicable law, no Exculpated Party shall have or incur, and each Exculpated Party shall be released and exculpated from, any Exculpated Claim, obligation, Cause of Action, or liability for any Exculpated Claim; provided, however, that the foregoing exculpation shall have no effect on the liability of any Person that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that in all respects such Persons shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties

(and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have complied with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the Plan and the Plan Distributions and, therefore, are not and shall not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such Plan Distributions.

7.13	Injunction Related to Releases and Exculpation.
Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, or Confirmation Order, all entities who have held, hold, or may hold Claims against or Interests in the Debtors are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, their Estates, the Liquidation Trust, the Disbursing Agent, the Released Parties, or the Exculpated Parties on account of any such Claims or Interests including, but not limited to: (1) commencing or continuing in any manner any action or other proceeding of any kind; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order; (3) creating, perfecting, or enforcing any encumbrance of any kind; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors’ Estates or the Liquidation Trust notwithstanding an indication in a proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code section 553 or otherwise; (5) commencing or continuing in any manner any action or other proceeding of any kind that does not comply with or is inconsistent with the Plan, including any right of action against an Exculpated Party for any Exculpated Claim, obligation, Cause of Action, or liability for any Exculpated Claim; and (6) taking any actions to interfere with the implementation or consummation of the Plan; provided, however, that nothing in the Plan shall preclude any entity from exercising rights pursuant to and consistent with the terms of the Plan or the Confirmation Order.

7.14	Retention of Causes of Action/Reservation of Rights.
The Liquidation Trustee may object to, seek to estimate, seek to subordinate, compromise, or settle any and all Claims against the Debtors and Causes of Action of the Debtors that have not already been deemed Allowed Claims as of the Effective Date. The Liquidation Trustee shall have the absolute right to pursue or not to pursue any and all Liquidation Trust Assets as it determines in the best interests of the Liquidation Trust Beneficiaries, and consistent with the purposes of the Liquidation Trust, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence. Liquidation Trust Causes of Action may only be prosecuted or settled by the Liquidation Trustee, in its sole discretion. The Liquidation Trust Causes of Action will be transferred to the Liquidation Trust on the Effective Date.

7.15	Indemnification Obligations.
The Debtors shall assume and assign to the Liquidation Trust their indemnification obligations to current and former directors and officers of the Company, which shall in no way affect the rights and obligations of the insureds under the “tail” directors and officers insurance coverage purchased pre-petition.

ARTICLE VIII
CONFIRMATION OF THE PLAN OF LIQUIDATION

8.1	Confirmation Hearing.
Bankruptcy Code section 1128(a) requires the bankruptcy court, after appropriate notice, to hold a hearing on confirmation of a chapter 11 plan. The Confirmation Hearing with respect to the Plan is scheduled to commence on August 15, 2016 at 10:00 a.m. (prevailing Eastern Time). The hearing may be adjourned or continued from time to time by the Debtors or the Bankruptcy Court without further notice except for an announcement of the adjourned or continued date made at the Confirmation Hearing (or an appropriate filing with the Bankruptcy Court) or any subsequent adjourned or continued Confirmation Hearing.
Bankruptcy Code section 1128(b) provides that any party in interest may object to confirmation of a chapter 11 plan of liquidation. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of Claims or Interests held or asserted by the objector against the particular Debtor or Debtors, the basis for the objection and the specific grounds therefor, and must be filed with the Clerk of the Bankruptcy Court electronically using the Bankruptcy Court’s Case Management/Electronic Case File (“CM/ECF”) System at https://ecf.deb.uscourts.gov (a CM/ECF password will be required),22 or by mailing a hard copy of such objection to the Clerk of the Court, United States Bankruptcy Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801, together with proof of service, and served upon: (i)  counsel to the Debtors, Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, TX 75201 (Attn: Charles R. Gibbs, Esq. and Sarah Link Schultz, Esq.) (sschultz@akingump.com; cgibbs@akingump.com); (ii) co-counsel to the Debtors, Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, DE 19801 (Attn: Paul N. Heath, Esq. and Amanda R. Steele, Esq.) (heath@rlf.com; steele@rlf.com); (iii) Office of the Acting United States Trustee for Region 3, 844 King Street, Suite 2007, Lockbox 35, Wilmington, DE 19801 (Attn: Jane Leamy, Esq.) (Jane.M.Leamy@usdoj.gov); (iv) counsel to the Committee, Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of Americas, New York, NY 10019 (Attn: Andrew N. Rosenberg, Esq. and Elizabeth McColm, Esq.) (arosenberg@paulweiss.com; emccolm@paulweiss.com); (v) co-counsel for the Committee, Landis Rath & Cobb LLP, 919 Market Street, Suite 1800, Wilmington, DE 19801, Attn: Richard S. Cobb, Esq. and Matthew McGuire, Esq.;) (cobb@lrclaw.com; mcguire@lrclaw.com); (vi) counsel to the First Lien Agent, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (Attn: Steven M. Fuhrman, Esq.) (sfuhrman@stblaw.com); (vii) counsel to the Second Lien Agent, Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022 (Attn: Mitchell A. Seider, Esq. and David Hammerman, Esq.) (Mitchell.Seider@lw.com; David.Hammerman@lw.com); (viii) counsel to the Ad Hoc Group of Second Lienholders, Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005 (Attn: Dennis F. Dunne, Esq. and Samuel A. Khalil,

22 A CM/ECF password may be obtained via the Bankruptcy Court’s CM/ECF website at https://ecf.deb.uscourts.gov.

Esq.) (DDunne@milbank.com; SKhalil@milbank.com); and (ix) counsel to the Second Lien Indenture Trustee, Emmet, Marvin & Martin LLP, 120 Broadway, 32nd Floor, New York, NY 10271 (Attn: Edward P. Zujkowski, Esq. and Thomas Pitta, Esq.) (ezujkowski@emmetmarvin.com; tpitta@emmetmarvin.com). Bankruptcy Rule 9014 governs objections to confirmation of the Plan. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

8.2	Confirmation.
At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of Bankruptcy Code section 1129(a) have been satisfied with respect to the Plan.

(a)	Confirmation Requirements.
Confirmation of a chapter 11 plan under Bankruptcy Code section 1129(a) requires, among other things, that:

•	the plan complies with the applicable provisions of the Bankruptcy Code;

•	the proponent of the plan has complied with the applicable provisions of the Bankruptcy Code;

•	the plan has been proposed in good faith and not by any means forbidden by law;

•
any plan payment made or to be made by the proponent under the plan for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable;

•
the proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan. The appointment to, or continuance in, such office by such individual must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtor will employ or retain, and the nature of any compensation for such insider;

•
with respect to each impaired class of claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan, on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under chapter 7 of the Bankruptcy Code;

•	subject to the “cramdown” provisions of Bankruptcy Code section 1129(b), each class of claims or interests has either accepted the plan or is not impaired under the plan;

•
except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims will be paid in full on the effective date (except that holders of priority tax claims may receive deferred Cash payments of a value, as of the effective date of the plan, equal to the allowed amounts of such claims and that holders of priority tax claims may receive on account of such claims deferred Cash payments, over a period not exceeding 5 years after the date of assessment of such claims, of a value, as of the effective date, equal to the allowed amount of such claims);

•
if a class of claims is impaired, at least one (1) impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class; and

•
confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

The Debtors believe that:

•	the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code;

•	the Debtors, as the proponents of the Plan, have complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and

•	the Plan has been proposed in good faith.
Set forth below is a summary of certain relevant statutory confirmation requirements.

(i)	Acceptance.
Claims in Classes 4, 5, and 6 are Impaired under the Plan and are entitled to vote to accept or reject the Plan. Classes 1, 2, and 3 are Unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan pursuant to Bankruptcy Code section 1126(f). Classes 7, 8, and 9 are Impaired and not receiving any property under the Plan, and thus are deemed to have rejected the Plan.

Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan under Bankruptcy Code section 1129(b). The Debtors reserve the right, in consultation with the Consultation Parties, to alter, amend, modify, revoke or withdraw the Plan, any exhibit, or schedule thereto or any Plan Document to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary. The Debtors believe that the Plan satisfies the “cramdown” requirements of Bankruptcy Code section 1129(b).
The Debtors also will seek confirmation of the Plan over the objection of any individual holders of Claims who are members of an accepting Class. There can be no assurance, however, that the Bankruptcy Court will determine that the Plan meets the requirements of Bankruptcy Code section 1129(b).

(ii)	Unfair Discrimination and Fair and Equitable Test.
To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each Impaired, non-accepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable” for, respectively, secured creditors, unsecured creditors and holders of equity interests. In general, Bankruptcy Code section 1129(b) permits confirmation notwithstanding non-acceptance by an impaired class if that class and all junior classes are treated in accordance with the “absolute priority” rule, which requires that the dissenting class be paid in full before a junior class may receive anything under the plan.
A chapter 11 plan does not “discriminate unfairly” with respect to a non-accepting class if the value of the cash or securities to be distributed to the non-accepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the non-accepting class. The Debtors believe the Plan will not discriminate unfairly against any non-accepting Class.

(iii)	Feasibility.
The Bankruptcy Code permits a plan to be confirmed only if confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors, unless such liquidation or reorganization is proposed in the Plan. The Plan provides for a liquidation of the Debtors’ remaining assets and a distribution of the Cash proceeds to creditors in accordance with the priority scheme of the Bankruptcy Code and the terms of the Plan. The ability to make distributions described in the Plan therefore does not depend on future earnings or operations of the Debtors, but only on the orderly liquidation of the Debtors’ remaining assets. In addition, because the Plan proposes a liquidation of all of the Debtors’ assets, for purposes of this test the Debtors have analyzed the ability of the Liquidation Trust to meet its obligations under the Plan. Based on the Debtors’ analysis, the Liquidation Trust will have sufficient assets to accomplish its tasks under the Plan. Therefore, the Debtors believe that their liquidation pursuant to the Plan will meet the feasibility requirements of the Bankruptcy Code.

(b)	Best Interests Test.
The “best interests” test requires that the Bankruptcy Court find either:

•	that all members of each impaired class have accepted the plan; or

•
that each holder of an allowed claim or interest in each impaired class of claims or interests will receive or retain under the plan on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

To determine what the holders of Claims and Interests in each Impaired Class would receive if the Debtors were liquidated under chapter 7 on the Confirmation Date, the Bankruptcy Court must determine the dollar amount that would have been generated from the liquidation of the Debtors’ assets and properties in a liquidation under chapter 7 of the Bankruptcy Code.
The Cash that would be available for satisfaction of Claims and Interests would consist of the proceeds from the disposition of the assets and properties of the Debtors, augmented by the Cash held by the Debtors. Such Cash amount would be: (i) first, reduced by the amount of the secured portion of the Allowed Other Secured Claims, Allowed First Lien Claims, and the secured portion of the Allowed Second Lien Claims; (ii) second, reduced by the costs and expenses of liquidation under chapter 7 (including the fees payable to a chapter 7 trustee and the fees payable to professionals that such trustee might engage) and such additional administrative claims that might result from the conversion; and (iii) third, reduced by the amount of the Allowed Administrative Expense Claims, Fee Claims, U.S. Trustee Fees, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims. Any remaining net Cash would be allocated to creditors and stakeholders in strict order of priority contained in Bankruptcy Code section 726. Additional claims would arise by reason of the breach or rejection of obligations under unexpired leases and executory contracts.
To determine if the Plan is in the best interests of each Impaired Class, the present value of the distributions from the proceeds of a liquidation of the Debtors’ assets and properties, after subtracting the amounts discussed above, must be compared with the value of the property offered to each such Class of Claims under the Plan.
After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim with a recovery that is not less than such holder would have received pursuant to the liquidation of the Debtors under chapter 7.
Moreover, the Debtors believe that the value of distributions to each Class of Allowed Claims in a chapter 7 case would be materially less than the value of distributions under the Plan and any distribution in a chapter 7 case would not occur for a substantial period of time. It is likely that a liquidation of the Debtors’ assets could take more than a year to complete, and distribution of the proceeds of the liquidation could be delayed for up to six (6) months after the completion of such liquidation to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.
The Debtors, with the assistance of their advisors, have prepared a liquidation analysis that summarizes the Debtors’ best estimate of recoveries by holders of Claims and Interests in the event of liquidation as of July 31, 2016 (the “Liquidation Analysis”), which is attached hereto as Exhibit 2. The Liquidation Analysis provides: (a) a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates, and (b) the expected recoveries of the Debtors’ creditors and equity interest holders under the Plan.
The Liquidation Analysis contains a number of estimates and assumptions that, although developed and considered reasonable by the Debtors’ management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change and significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. Accordingly, the values reflected might not be realized. The chapter 7 liquidation period is assumed to last 12 to 18 months following the appointment of a chapter 7 trustee, allowing for, among other things, the discontinuation and wind-down of operations, the sale of the operations as going concerns or as individual assets, the collection of receivables and the finalization of tax affairs. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Liquidation Analysis is based in connection with their evaluation of the Plan.

8.3	Standards Applicable to Releases.
Article 11 of the Plan provides for releases for certain claims against non-Debtors in consideration of services provided to the Debtors and the contributions made by the Released Parties to the Debtors’ chapter 11 cases. The Released Parties are, in each case solely in their capacity as such: (a) (1) each Debtor and (2) each of their respective current and former employees, agents, officers, directors, managers, trustees, members, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants; (b) the Committee and each of its members, (c) each First Lien Lender, (d) each Second Lien Lender, (e) each Agent, (f) each of the Indenture Trustees, and (g) with respect to each entity in section (b) through (f), each of their respective current and former predecessors, successors, and assigns, current and former shareholders, affiliates, subsidiaries, principals, employees, agents, officers, directors, managers, trustees, partners, members, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants.
As set forth in the Plan, the releases are given by (i) the Debtors and their Estates; (ii) each Released Party; (iii) all holders of Claims against a Debtor who vote to accept the Plan; (iv) all holders of Claims against a Debtor who are entitled to vote to accept the Plan and who do not vote; (v) all holders of Claims against a Debtor who are deemed to accept the Plan; and (vi) all holders of Claims against a Debtor who vote to reject the Plan and who do not opt out of the release provided by the Plan. The released claims and exculpated claims are limited to those claims or causes of action that are based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Documents, and related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence.
The Debtors believe that the releases set forth in the Plan are appropriate because, among other things, the releases are narrowly tailored to the Debtors’ restructuring proceedings, and each of the Released Parties has provided value to the Debtors and aided in the chapter 11 process. The Debtors believe that each of the Released Parties has played an integral role in these chapter 11 cases and has expended significant time and resources analyzing and negotiating the issues presented by the Debtors’ pre-petition capital structure.
Courts in this jurisdiction have determined that releases of non-debtors may be approved as part of a chapter 11 plan upon consent of the affected party. In re Indianapolis Downs, LLC., 486 B.R. 286, 305 (Bankr. D. Del. 2013) (citing In re Zenith Elecs. Corp., 241 B.R. 92, 111 (D. Del. 1999); In re Spansion, Inc., 426 B.R. 114, 144 (Bankr. D. Del. 2010)). Courts in this jurisdiction have applied a five factor test with respect to releases of non-debtors: (1) an identity of interest between the debtor and the third party, such that a suit against the non-debtor is, in essence, a suit against the debtor or will deplete assets of the estate; (2) substantial contribution by the non-debtor of assets to the reorganization; (3) the essential nature of the injunction to the reorganization to the extent that, without the injunction, there is little likelihood of success; (4) an agreement by a substantial majority of creditors to support the injunction, specifically if the impaired class of classes “overwhelmingly” votes to accept the plan; and (5) a provision in the plan for payment of all or substantially all of the claims of the class or classes affected by the injunction. In re Indianapolis Downs, 486 B.R. at 303 (citing In re Zenith, 241 B.R. at 110). These factors are neither exclusive nor a list of conjunctive requirements. In re Indianapolis Downs, 486 B.R. at 303 (citing Washington Mut. Inc., 442 B.R. 314, 346 (Bankr. D. Del. 2011)). Instead, they are helpful in weighing the equities of the particular case after a fact-specific review. 486 B.R. at 303.

Here, each of the non-Debtor Released Parties contributed significantly to the Debtors’ chapter 11 process. Additionally, parties entitled to vote on the Plan may elect to opt-out of providing non-Debtor releases consistent with applicable law. Accordingly, the Debtors contend that the circumstances of the Debtors’ chapter 11 cases satisfy the Zenith requirements.
Further, the Debtors are not aware of any cognizable claims of any material value against the Released Parties that the Debtors or their estates would be releasing in connection with Section 12.5(a) of the Plan.

8.4	Classification of Claims and Interests.
The Debtors believe that the Plan complies with the classification requirements of the Bankruptcy Code, which require that a chapter 11 plan place each claim and interest into a class with other claims or interests that are “substantially similar.”

8.5	Consummation.
The Plan will be consummated on the Effective Date. The Effective Date shall be the first Business Day on which all of the conditions set forth in Section 10.1 of the Plan have been satisfied or waived and no stay of the Confirmation Order is in effect.
The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

8.6	Exemption from Certain Transfer Taxes.
Pursuant to Bankruptcy Code sections 106, 1141, and 1146(a), any post-Confirmation Date transfer from a Debtor to any Person pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors; (b) the creation, modification, consolidation or recording of any mortgage, deed of trust or other security interest; (c) the making, assignment or recording of any lease or sublease; or (d) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment, in each case to the extent permitted by applicable law, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all documents necessary to evidence and implement the provisions of and the distributions to be made under the Plan, including the transfer of the Liquidation Trust Causes of Action to the Liquidation Trust and (ii) any sale or other transfer of the Debtors’ assets in connection with the orderly liquidation of such assets, as contemplated by the Plan.

8.7	Dissolution of Creditors’ Committee.
The Committee shall be automatically dissolved on the Effective Date and, on the Effective Date, each member of the Committee (including each officer, director, employee, agent, consultant, or representative thereof) and each Professional Person retained by the Committee shall be released and discharged from all further authority, duties, responsibilities, and obligations relating to the Debtors and the Chapter 11 Cases; provided, however, that the foregoing shall not apply to any matters concerning any Fee Claims held or asserted by any Professional Persons retained by the Committee.

8.8	Modification of Plan.
The Debtors reserve the right, in consultation with the Consultation Parties, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend, modify, or supplement the Plan before the entry of the Confirmation Order. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Plan, the Debtors or the Liquidation Trustee, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with Bankruptcy Code section 1127(b) to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. Subject to the foregoing, a holder of a Claim that had accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

8.9	Revocation or Withdrawal of the Plan.
The Debtors reserve the right, in consultation with the Consultation Parties, to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan in accordance with the preceding sentence prior to the Confirmation Date as to any or all of the Debtors, or if confirmation or the Effective Date does not occur with respect to one or more of the Debtors, then, with respect to such Debtors: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor(s) or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

8.10	Retention of Jurisdiction.
Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain the maximum legally permissible jurisdiction over all matters arising out of, and related to the Chapter 11 Cases or the Plan pursuant to, and for purposes of, Bankruptcy Code sections 105(a) and 1142, including, without limitation, jurisdiction to:
(a)    allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including, without limitation, the resolution of any request for payment of any Administrative Expense Claim, the resolution of any and all objections to the allowance or priority of any Claims and the resolution of any and all issues related to the release of Liens upon payment of a secured Claim;
(b)    grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

(c)    determine any and all disputes among creditors with respect to the priority, amount or secured or unsecured status of their Claims;
(d)    resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to adjudicate and, if necessary, liquidate any Claims arising therefrom; (b) any potential contractual obligation under any assumed Executory Contract or Unexpired Lease; and (c) any dispute regarding whether a contract or lease is or was an Executory Contract or Unexpired Lease, as applicable;
(e)    ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;
(f)    adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
(g)    enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan or Disclosure Statement;
(h)    resolve any cases, Claims, controversies, suits, disputes, or causes of action that may arise in connection with the occurrence of the Effective Date, confirmation, interpretation, implementation or enforcement of the Plan or the extent of any entity’s obligations incurred in connection with or released under the Plan;
(i)    hear and determine all Causes of Action that are pending as of the date hereof or that may be commenced in the future, including, but not limited to, the Liquidation Trust Causes of Action;
(j)    issue and enforce injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with the Effective Date or the consummation, implementation or enforcement of the Plan, except as otherwise provided in the Plan;
(k)    resolve any ambiguities between the Liquidation Trust Agreement and the Plan;
(l)    enforce the terms of the Liquidation Trust Agreement and to decide any claims or disputes that may arise or result from, or be connected with, the Liquidation Trust Agreement, any breach or default under the Liquidation Trust Agreement or the transactions contemplated by the Liquidation Trust Agreement;
(m)    resolve any matters related to the Liquidation Trust;
(n)    resolve any Disputed Claims;
(o)    resolve any cases, controversies, suits, or disputes with respect to the releases, exculpations, and other provisions contained in article 11 of the Plan and enter such orders as may be necessary or appropriate to implement or enforce all such releases, exculpations, and other provisions;
(p)    recover all assets of the Debtors and property of the Debtors’ Estates wherever located;
(q)    hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146;
(r)    consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any Bankruptcy Court order, including, without limitation, the Confirmation Order;
(s)    enter and implement such orders or take such other actions as may be necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
(t)    resolve any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;
(u)    adjudicate any and all disputes arising from or relating to Plan Distributions;
(v)    determine requests for the payment of Claims entitled to priority pursuant to Bankruptcy Code section 507, including requests by Professional Persons for payment of accrued professional compensation;
(w)    enforce all orders previously entered by the Bankruptcy Court;
(x)    hear any other matter not inconsistent with the Bankruptcy Code or related statutory provisions setting forth the jurisdiction of the Bankruptcy Court; and
(y)    enter a final decree closing the Chapter 11 Cases.
ARTICLE IX
ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN
If the Plan is not consummated, the Debtors’ capital structure will remain over-leveraged and, given the sale of substantially all of their assets and the ongoing depressed commodities market, the Debtors will be unable to satisfy in full their debt obligations. Accordingly, if the Plan is not confirmed and consummated, the alternatives include:

9.1	Liquidation Under Chapter 7 of the Bankruptcy Code.
The Debtors could be liquidated under chapter 7 of the Bankruptcy Code. A discussion of the effect a chapter 7 liquidation would have on the recoveries of the holders of Claims is set forth in Article

VIII of this Disclosure Statement. The Debtors believe that liquidation would result in lower aggregate distributions being made to creditors than those provided for in the Plan, which is demonstrated by the Liquidation Analysis set forth in Article VIII and attached as Exhibit 2 to this Disclosure Statement.
In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtors are liquidated in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, and a trustee need not be appointed. Accordingly, creditors receive greater recoveries than in a chapter 7 liquidation. A chapter 11 liquidation is therefore preferable to a chapter 7 liquidation.

9.2	Alternative Plan(s).
The Debtors have evaluated alternatives to the Plan, including alternative structures and terms of the Plan. The Debtors do not believe that any feasible alternative plan structures exist, and that the only alternatives to the Plan are (i) the conversion of the Chapter 11 Cases to chapter 7 and liquidation of the Debtors pursuant to chapter 7 and (ii) a structured dismissal of the Chapter 11 Cases. The Debtors do not believe that either of these alternatives is preferable to the Plan, and that the Plan, as described herein, enables holders of Claims to realize the greatest possible value under the circumstances.

9.3	Dismissal of the Chapter 11 Cases.
Dismissal of the Chapter 11 Cases would have the effect of restoring (or attempting to restore) all parties to the status quo ante. Upon dismissal of the Chapter 11 Cases, the Debtors would lose the protection of the Bankruptcy Code, thereby requiring, at the very least, an extensive and time consuming process of negotiations with their creditors, possibly resulting in costly and protracted litigation in various jurisdictions. Moreover, holders of Secured Claims may be permitted to foreclose upon the assets that are subject to their Liens, which is a substantial majority of the Debtors’ assets. Dismissal may also permit certain unpaid unsecured creditors to obtain and enforce judgments against the Debtors. Accordingly, the Debtors believe that dismissal of the Chapter 11 Cases is not a viable alternative to the Plan.
THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS PREFERABLE TO ANY ALTERNATIVE BECAUSE THE PLAN MAXIMIZES THE AMOUNT OF DISTRIBUTIONS TO ALL HOLDERS OF CLAIMS AND ANY ALTERNATIVE TO CONFIRMATION OF THE PLAN WILL RESULT IN SUBSTANTIAL DELAYS IN THE DISTRIBUTION OF ANY RECOVERIES. THEREFORE, THE DEBTORS RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

ARTICLE X
CERTAIN RISK FACTORS TO BE CONSIDERED

Important Risks to Be Considered
Holders of Claims should read and consider carefully the following risk factors and the other information in this Disclosure Statement, the Plan, the Plan Supplement and the other documents delivered or incorporated by reference in this Disclosure Statement and the Plan, before voting to accept or reject the Plan.
These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation.

10.1	Certain Bankruptcy Considerations.

(a)	General.
Although the Plan is designed to implement the liquidation of the Debtors’ remaining assets and provide distributions to creditors in an expedient and efficient manner, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed.
If the Debtors are unable to obtain confirmation of the Plan on a timely basis because of a challenge to confirmation of the Plan or a failure to satisfy the conditions to consummation of the Plan, they may be forced to operate in bankruptcy for an extended period while they try to develop a different chapter 11 plan that can be confirmed. Such a scenario could result in a material deterioration in the Debtors’ assets and likely would diminish recoveries under any subsequent chapter 11 plan. Further, in such event, the Debtors may not have sufficient Cash to fund their operations in bankruptcy for such an extended period.

(b)	Failure to Receive Requisite Acceptances.
Claims in Classes 4 and 5 are the only Claims entitled to vote to accept or reject the Plan. Although the Debtors believe they will receive the requisite acceptances, the Debtors cannot provide assurances that the requisite acceptances to confirm the Plan will be received for at least one (1) of these Classes. If the requisite acceptances are not received for at least one (1) of these Classes, the Debtors will not be able to seek confirmation of the Plan under Bankruptcy Code section 1129(b) because at least one (1) Impaired Class will not have voted in favor of the Plan as required by Bankruptcy Code section 1129(a)(10). In such a circumstance, the Debtors may seek to obtain acceptances of an alternative chapter 11 plan, or otherwise, that may not have sufficient support from their necessary creditors for confirmation of a plan, or may be required to liquidate these estates under chapter 7 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative plan would be similar to, or as favorable to the Debtors’ creditors as, those proposed in the Plan.

(c)	Failure to Secure Confirmation of the Plan.
Even if the requisite acceptances are received, the Debtors cannot provide assurances that the Bankruptcy Court will confirm the Plan. A non-accepting holder of Claims or Interests of the Debtors might challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code or the Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met. Bankruptcy Code section 1129 sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the value of distributions to non-accepting holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such holders would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code. While the Debtors cannot provide assurances that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that any non-accepting holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and the costs and uncertainty associated with any such chapter 7 case.
If the Plan is not confirmed, the Plan will need to be revised and it is unclear whether a chapter 11 liquidation of the Debtors’ remaining assets could be implemented and what distribution holders of Claims ultimately would receive with respect to their Claims. If an alternative could not be agreed to, it is possible that the Debtors would have to liquidate their remaining assets in chapter 7, in which case it is likely that holders of Claims would receive substantially less favorable treatment than they would receive under the Plan. There can be no assurance that the terms of any such alternative would be similar to or as favorable to the Debtors’ creditors as those proposed in the Plan.

(d)	Failure to Consummate the Plan.
Section 10.1 of the Plan contains various conditions to consummation of the Plan, including the Confirmation Order having become final and non-appealable, the Debtors having entered into the Plan Documents and all conditions precedent to effectiveness of such agreements having been satisfied or waived in accordance with the terms thereof. As of the date of this Disclosure Statement, there can be no assurance that these or the other conditions to consummation will be satisfied or waived. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated.

(e)	Reductions to Estimated Creditor Recoveries.
The Allowed amount of Claims in each Class could be greater than projected, which in turn, could cause the amount of distributions to creditors to be reduced substantially. The amount of cash realized for the liquidation of the Debtors’ remaining assets could be less than anticipated, which could cause the amount of distributions to creditors to be reduced substantially.

(f)	Objection to the Amount or Classification of Claims.
The Debtors reserve the right to object to the amount or classification of any Claim. It is the Debtors’ position that the estimates set forth in this Disclosure Statement cannot be relied on by any creditor whose Claim or Interest is subject to an objection. Any such Claim holder may not receive its specified share of the estimated distributions described in this Disclosure Statement.

(g)	Risks Associated with the Liquidation Trust.
The ultimate amount of Cash available to make distributions to the Liquidation Trust Beneficiaries depends, in part, on the manner in which the Liquidation Trustee operates the Liquidation Trust and the expenses the Liquidation Trustee incurs. The expenses of the Liquidation Trustee will be given priority over distributions to the Liquidation Trust Beneficiaries. As a result, if the Liquidation Trustee incurs professional or other expenses in excess of current expectations, the amount of distributions to the Liquidation Trust Beneficiaries will decrease.
The ultimate amount of Cash available for distributions to the Liquidation Trust Beneficiaries also will be affected by the performance and relative success of the Liquidation Trustee in pursuing the Liquidation Trust Causes of Action. The less successful the Liquidation Trustee is in pursuing such matters, the less Cash there will be available for distribution to the Liquidation Trust Beneficiaries satisfy.
There is a risk that the transfer of the Liquidation Trust Causes of Action to the Liquidation Trust as contemplated by the Plan could be subject to challenge that, if successful, could nullify the transfer of the Liquidation Trust Causes of Action, in whole or in part, and result in the Liquidation Trust being unable to pursue those Liquidation Trust Causes of Action or assert claims in connection therewith.

10.2	Certain Securities Considerations.
Bankruptcy Code section 1145(a)(1) exempts the offer and sale of securities under a plan from registration under the Securities Act and state securities laws if three (3) principal requirements are satisfied: (1) the securities must be offered and sold under a plan and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (2) the recipients of the securities must hold a pre-petition or administrative expense claim against the debtor or an interest in the debtor; and (3) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in such exchange and partly for cash or property. To the extent that the rights to distributions from the Liquidation Trust are deemed to constitute securities issued in accordance with the Plan, the Debtors believe that such interests satisfy the requirements of Bankruptcy Code section 1145(a)(1) and, therefore, such interests are exempt from registration under the Securities Act and applicable state securities laws.

(a)	Non-Transferability.
Liquidation Trust Beneficiaries should be aware that their rights to distributions from the Liquidation Trust are not transferable. Therefore, there will not be any trading market for such rights, nor will those rights be listed on any public exchange or other market. The lack of liquidity of the rights to distributions from the Liquidation Trust may have a negative impact on their value.

(b)	Uncertainty of Value.
In addition to the prohibition on the transfer of rights to distributions from the Liquidation Trust as discussed above, the value of such rights will depend on various significant risks and uncertainties, including, without limitation, (a) the success of the Liquidation Trust in securing judgments and settlements on a favorable basis with respect to the Liquidation Trust Causes of Action; (b) the effect of substantial delays in liquidating claims and other contingent assets and liabilities; and (c) the effects of any changes in tax and other government rules and regulations applicable to the Liquidation Trust. All of these risks are beyond the control of the Liquidation Trust and the Liquidation Trustee. The amount of any recovery realized by the Liquidation Trust Beneficiaries will vary depending upon the extent to which these risks materialize. In addition, the resolution of the Liquidation Trust Causes of Action may require a substantial amount of time to be resolved and liquidated. The associated delays could reduce the value of any recovery.
ARTICLE XI
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

11.1	Introduction.
The following discussion is a summary of the proponents’ analysis of certain U.S. federal income tax consequences of the consummation of the Plan to the Plan Debtors and certain holders of Claims and Interests. This summary is based on the Tax Code, the Treasury Regulations, judicial authorities, published administrative positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. The proponents have not requested, nor do they intend to request, a private letter ruling from the IRS or an opinion of counsel with respect to any of the aspects of the Plan. The discussion below is not binding upon the IRS or any court and does not reflect any independent analysis by the Plan Debtors or the Committee. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.
This discussion does not apply to holders of Claims that are not “U.S. persons” (as such phrase is defined in the Tax Code) and does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Plan Debtors or to such holders in light of their individual circumstances. This discussion does not address tax issues with respect to such holders subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, passthrough entities, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, small business investment companies and regulated investment companies). No aspect of state, local, estate, gift or non-U.S. taxation is addressed. The following discussion assumes that each holder of a Claim holds its Claim as a “capital asset” within the meaning of section 1221 of the Tax Code.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE PLAN.

11.2	Federal Income Tax Consequences to Debtors.
Taxpayers generally must include in gross income the amount of any cancellation of debt income, which is the difference between the amount of a taxpayer’s indebtedness that is cancelled and the amount or value of the consideration exchanged therefore. Even if indebtedness of the Debtors is discharged or released under the Plan, the Debtors should not recognize taxable cancellation of debt income if the discharge or release is pursuant to a chapter 11 bankruptcy proceeding. Although the Debtors will not be required to recognize cancellation of indebtedness income, it must instead reduce certain tax attributes by the amount of unrecognized cancellation of indebtedness income after the determination of the tax for the year of discharge or release in the manner prescribed by section 108(b) of the Tax Code. Tax attributes include net operating losses (“NOLs”), capital losses and loss carryovers, certain tax credits and, subject to certain limitations, the tax basis of property.
Pursuant to the Plan, all of the Debtors’ remaining assets other than those sold prior to the Effective Date will be transferred directly or indirectly to Liquidation Trust Beneficiaries. For federal income tax purposes, any such assets transferred to the Liquidation Trust will be treated by the Debtors and by the Liquidation Trust Beneficiaries as having been distributed to the Liquidation Trust Beneficiaries, with such Liquidation Trust Beneficiaries then transferring the assets to the Liquidation Trust in exchange for beneficial interests in the Liquidation Trust. The Debtors will not retain a beneficial interest in the Liquidation Trust; instead, the beneficial interest in the Liquidation Trust will be held by the Liquidation Trust Beneficiaries. It is intended that the Liquidation Trust be treated, for U.S. federal income tax purposes, as a liquidating trust and as a grantor trust, with the Liquidation Trust Beneficiaries receiving Liquidation Trust Interests being treated as the grantors and deemed owners of the Liquidation Trust Assets.
The Debtors’ transfer of its assets pursuant to the Plan will constitute a taxable disposition of such assets, and the Debtors will recognize gain or loss based on the difference between the fair market value and the tax basis of the assets transferred. The Debtors expect that they will recognize a loss on the transfer.

11.3	Federal Income Tax Consequences to Holders of Claims and Interests.
The U.S. federal income tax consequences to holders of Allowed Claims arising from the distributions pursuant to the Plan may vary, depending upon, among other things: (a) the manner in which a holder acquired an Allowed Claim; (b) the type of consideration received by the holder of an Allowed Claim in exchange for the interest it holds; (c) the nature of the indebtedness owed to it; (d) whether the holder previously claimed a bad debt or worthless securities deduction in respect of the Allowed Claim; (e) whether the holder of the Allowed Claim is a citizen or a resident of the U.S. for tax purposes; (f) whether the holder of the Allowed Claim reports income on the accrual or cash basis method of accounting; and (g) whether the holder receives distributions in more than one (1) taxable year. In addition, where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Allowed Claim constitutes a capital asset in the hands of the holder and how long it has been held or is treated as having been held, and whether the Allowed Claim was acquired at a market discount.
In general, the receipt of Cash and/or interests in the Liquidation Trust in exchange for an Allowed Claim should result in the recognition of gain or loss in an amount equal to the difference between (i) the sum of the amount of any Cash and the fair market value of any interests in the Liquidation Trust received (other than any Cash or interests in the Liquidation Trust attributable to accrued but unpaid interest) and (ii) the holder’s tax basis in its Allowed Claim (other than any Claim for accrued but unpaid interest).
If the Claim in the holder’s hands is a capital asset, the gain or loss realized will generally be characterized as a capital gain or loss. Such gain or loss will constitute long-term capital gain or loss if the holder held such Claim or Interest for longer than one (1) year or short-term capital gain or loss if the holder held such Claim or Interest for one (1) year or less. If the holder realizes a capital loss, the holder’s deduction of the loss may be subject to limitation.
The Liquidation Trustee will determine the fair market value of the assets transferred to the Liquidation Trust and of the beneficial interests in the Liquidation Trust. These values must be used by the Debtors, the Liquidation Trustee, and all beneficiaries of the Liquidation Trust for all federal income tax purposes. It is possible that the IRS may disagree with the valuations for this purpose. If the IRS were to successfully assert that different valuations should apply, the amount of taxable gain or loss recognized by holders of Allowed Claims would be subject to adjustment.
Holders of Claims who were not previously required to include any accrued but unpaid interest in their gross income on a Claim may be treated as receiving taxable interest income taxable at tax rates for ordinary income to the extent any consideration they receive under the Plan is allocable to such interest. Holders of Claims previously required to include in their gross income any accrued but unpaid interest on a claim may be entitled to recognize a deductible loss to the extent such interest is not satisfied under the Plan. Under the Plan, to the extent that any Allowed Claim entitled to a distribution is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the distribution exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest. However, there is no assurance that such allocation will be respected by the IRS for U.S. federal income tax purposes.
A holder of an Allowed Claim who receives, in respect of its Claim, an amount that is less than its tax basis in such claim or equity interest may be entitled to a bad debt deduction under section 166(a) of the Tax Code or a loss under section 165(a) of the Tax Code. The rules governing the character, timing, and amount of these deductions depend upon the facts and circumstances of the holder, the obligor, and the instrument with respect to which a deduction is claimed. Accordingly, holders are urged to consult their tax advisors with respect to their ability to take such a deduction if either: (1)

the holder is a corporation; or (2) the Claim constituted (a) a debt created or acquired (as the case may be) in connection with a trade or business of the holder or (b) a debt the loss from the worthlessness of which is incurred in the holder’s trade or business. A holder that has previously recognized a loss or deduction in respect of its claim or equity interest may be required to include in its gross income (as ordinary income) any amounts received under the Plan to the extent such amounts exceed the holder’s adjusted basis in such Claim.
Whether the holder of Claims will recognize a loss, a deduction for worthless securities or any other tax treatment will depend upon facts and circumstances that are specific to the nature of the holder and its Claims or Interests. Accordingly, holders of Claims and Interests should consult their own tax advisors.
A holder of a Claim constituting any installment obligation for tax purposes may be required to currently recognize any gain remaining with respect to such obligation if, pursuant to the Plan, the obligation is considered to be satisfied at other than its face value, distributed, transmitted, sold or otherwise disposed of within the meaning of section 453B of the Tax Code.
If a holder of an Allowed Claim purchased the Claim at a discount, the difference may constitute “market discount” for U.S. federal income tax purposes. Any gain recognized by a holder of a debt obligation with market discount should be treated as ordinary interest income to the extent of any market discount accrued on the Claim by the holder on or prior to the date of the exchange.

11.4	Consequences of the Liquidation Trust.
The Liquidation Trust will be organized for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. Thus, the Liquidation Trust is intended to be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations section 301.7701- 4(d). The provisions of the Liquidation Trust Agreement and the Plan are intended to satisfy the guidelines for classification as a liquidating trust that are set forth in Revenue Procedure 94-45, 1994-2 C.B. 684. Under the Plan, all parties are required to treat the Liquidation Trust as a liquidating trust, subject to contrary definitive guidance from the IRS. In general, a liquidating trust is not a separate taxable entity but rather is treated as a grantor trust, pursuant to sections 671 through 679 of the Tax Code, owned by the persons who are treated as transferring assets to the Trust.
No request for a ruling from the IRS will be sought on the classification of the Liquidation Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Liquidation Trust. If the IRS were to challenge successfully the classification of the Liquidation Trust as a grantor trust, the federal income tax consequences to the Liquidation Trust and the Liquidation Trust Beneficiaries could vary from those discussed in the Plan (including the potential for an entity-level tax). For example, the IRS may characterize some or all of the Liquidation Trust as a grantor trust for the benefit of the Debtors or as otherwise owned by and taxable to the Debtors. Alternatively, the IRS could characterize the Liquidation Trust as a so-called “complex trust” subject to a separate entity-level tax on its earnings, except to the extent that such earnings are distributed during the taxable year.

Consistent with the intended treatment, Liquidation Trust Beneficiaries will be treated for federal income tax purposes as the grantors and owners of their share of the assets held by the Liquidation Trust. No tax should be imposed on the Liquidation Trust on earnings generated by the assets held by the Liquidation Trust. Instead, each Liquidation Trust Beneficiary holding a beneficial interest in the Liquidation Trust must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit recognized or incurred by the Liquidation Trust. None of the Debtors’ loss carryforwards will be available to reduce any income or gain of the Liquidation Trust. Moreover, upon the sale or other disposition (or deemed disposition) of any Liquidation Trust Asset, each Liquidation Trust Beneficiary holding a beneficial interest in the Liquidation Trust must report on its federal income tax return its share of any gain or loss measured by the difference between (1) its share of the amount of cash and/or the fair market value of any property received by the Liquidation Trust in exchange for the Liquidation Trust Asset so sold or otherwise disposed of and (2) such Liquidation Trust Beneficiary’s adjusted tax basis in its share of the Liquidation Trust Asset. The character of any such gain or loss to the Liquidation Trust Beneficiary will be determined as if such Liquidation Trust Beneficiary itself had directly sold or otherwise disposed of the Liquidation Trust Asset. The character of items of income, gain, loss, deduction and credit to any Liquidation Trust Beneficiary holding a beneficial interest in the Liquidation Trust, and the ability of the Liquidation Trust Beneficiary to benefit from any deductions or losses, may depend on the particular circumstances or status of the Liquidation Trust Beneficiary.
Given the treatment of the Liquidation Trust as a grantor trust, each Liquidation Trust Beneficiary holding a beneficial interest in the Liquidation Trust has an obligation to report its share of the Liquidation Trust’s tax items (including gain on the sale or other disposition of a Liquidation Trust Asset) which is not dependent on the distribution of any cash or other Liquidation Trust Assets by the Liquidation Trust. Accordingly, a Liquidation Trust Beneficiary holding a beneficial interest in the Liquidation Trust may incur a tax liability as a result of owning a share of the Liquidation Trust Assets, regardless of whether the Liquidation Trust distributes cash or other assets. Due to the requirement that the Liquidation Trust maintain certain reserves, the Liquidation Trust’s ability to make current Cash distributions may be limited or precluded. In addition, due to possible differences in the timing of income on, and the receipt of cash from the Liquidation Trust Assets, a Liquidation Trust Beneficiary holding a beneficial interest in the Liquidation Trust may be required to report and pay tax on a greater amount of income for a taxable year than the amount of cash received by the Liquidation Trust Beneficiary during the year.
The Liquidation Trust will file annual information tax returns with the IRS as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) that will include information concerning certain items relating to the holding or disposition (or deemed disposition) of the Liquidation Trust Assets (e.g., income, gain, loss, deduction and credit). Each Liquidation Trust Beneficiary holding a beneficial interest in the Liquidation Trust will receive a copy of the information returns and must report on its federal income tax return its share of all such items. The information provided by the Liquidation Trust will pertain to Liquidation Trust Beneficiaries who received their interests in the Liquidation Trust in connection with the Plan.
Subject to contrary definitive guidance from the IRS or a court of competent jurisdiction (including the receipt by the Liquidation Trustee of an IRS private letter ruling if the Liquidation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidation Trustee), the Liquidation Trustee may (A) elect to treat any Disputed Claims reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.
Accordingly, any Disputed Claims reserve may be subject to tax annually on a separate entity basis on any net income earned with respect to the Liquidation Trust Assets in such reserves, and all distributions from such reserves (which distributions will be net of the related expenses of the reserve) will be treated as received by holders in respect of their Claims as if distributed by the Debtors. All parties (including, without limitation, the Debtors, the Liquidation Trustee and the Liquidation Trust Beneficiaries) will be required to report for tax purposes consistently with the foregoing.

11.5	Information Reporting and Back-Up Withholding.
The Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends. The Debtors will comply with all applicable reporting requirements of the Tax Code. In general, information reporting requirements may apply to distributions or payments made to a holder of a Claim under the Plan. In addition, backup withholding of taxes will generally apply to payments in respect of an Allowed Claim under the Plan unless, in the case of a U.S. holder, such U.S. Holder provides a properly executed IRS Form W-9 and, in the case of non-U.S. holder, such non-U.S. holder provides a properly executed applicable IRS Form W-8BEN or W-8BEN-E (or otherwise establishes such Non-U.S. holder’s eligibility for an exemption).
Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a federal income tax return).
In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns.
THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL.

THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.
NO STATEMENT IN THIS DISCLOSURE STATEMENT SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE. THE DEBTORS AND THEIR PROFESSIONALS DO NOT ASSUME ANY RESPONSIBILITY OR LIABILITY FOR THE TAX CONSEQUENCES THE HOLDER OF A CLAIM OR INTEREST MAY INCUR AS A RESULT OF THE TREATMENT AFFORDED ITS CLAIM OR INTEREST UNDER THE PLAN AND DO NOT REPRESENT WHETHER THERE COULD BE ADDITIONAL TAX EXPOSURE TO THEMSELVES OR THEIR NON-DEBTOR AFFILIATES AS A RESULT OF THE PLAN.
ARTICLE XII
PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN

12.1	Distributions on Account of Claims Allowed as of the Effective Date.
Except as otherwise provided in the Plan or by Final Order, the Liquidation Trustee shall make initial distributions under the Plan on account of Claims that are Allowed Claims as of the Effective Date on the Initial Distribution Date.

12.2	Distributions on Account of Claims Allowed After the Effective Date.
(a)    Except as otherwise provided in the Plan or by Final Order, Plan Distributions on account of a Disputed Claim that becomes an Allowed Claim after the Effective Date shall be made on the Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim.
(b)    Notwithstanding any other provision in the Plan, no partial payments and no partial Plan Distributions shall be made with respect to a Disputed Claim until all disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. Furthermore, without a separate order of the Bankruptcy Court, no Plan Distributions shall be made to a claimant from whom property is recoverable under section 542, 543, 550, or 553 until such claimant has paid the amount or returned the property for which it is liable.

12.3	Delivery of Plan Distributions.

(a)	Distribution Record Date.
As of the close of business on the Distribution Record Date, (i) the Claims Register and (ii) the transfer books and records of the Notes as maintained by the Indenture Trustees or their respective agents shall be closed and there shall be no further changes in the record holders of any Claims or Interests. The Debtors, the Disbursing Agent, and the Indenture Trustees shall have no obligation to recognize any transfer of Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under this Plan with only those holders of records as of the close of business on the Distribution Record Date. Additionally, with respect to payment of any Cure Amounts or any Cure Disputes in connection with the assumption and assignment of the Debtors’ executory contracts and unexpired leases, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

(b)	Address for Plan Distributions.
Plan Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the appropriate Indenture Trustee at (a) the addresses of such holders on the books and records of the Debtors or their agent; or (b) the addresses in any written notice of address change delivered to the Debtors or the applicable Disbursing Agent, including any addresses on any filed proofs of Claim or transfers of Claim filed with the Bankruptcy Court.

(c)	Distributions on Account of Claims Administered by Indenture Trustees or Agent; Delivery of Plan Distributions to Indenture Trustees.
In the case of holders of Claims whose Claims are governed by an agreement and administered by an Indenture Trustee or Agent, the respective Indenture Trustee or Agent shall be deemed to be the holder of such Claims for purposes of Plan Distributions to be made under the Plan. The Disbursing Agent shall make all distributions on account of such Claims to the Indenture Trustees or Agents. Each Indenture Trustee and Agent shall, at its option, hold or direct such Plan Distributions for the holders of record of such Allowed Claims who hold on behalf of the beneficial holders, as applicable, in accordance with the Plan; provided, however, that each Indenture Trustee or Agent shall retain all rights under its respective agreement in connection with delivery of such Plan Distributions, including, without limitation, the right of each Indenture Trustee to assert its Charging Lien against such holders and Plan Distributions thereto; provided, further, that the Debtors’ and the Liquidation Trustee’s obligations to make Plan Distributions pursuant to the Plan shall be deemed satisfied upon delivery of Plan Distributions to each Indenture Trustee or Agent. The Indenture Trustees or Agents shall not be required to give any bond, surety, or other security for the performance of their duties with respect to such distributions.

(d)	Setoffs.
In the event that the value of a Debtor’s claim, right or Cause of Action against a particular claimant is undisputed, resolved by settlement, or has been adjudicated by Final Order of any court, the Liquidation Trustee may set off such undisputed, resolved, or adjudicated amount against any Plan Distributions that would otherwise become due to such claimant. Neither the failure to effectuate such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Liquidation Trustee of any claims, rights, or Causes of Action that the Debtors or the Liquidation Trust may possess against such claimant.

(e)	De Minimis and Fractional Plan Distributions.
Notwithstanding anything in the Plan to the contrary, the Liquidation Trustee or Disbursing Agent shall not be required to make on account of any Allowed Claim (a) partial Plan Distributions or payments of fractions of dollars or (b) any Plan Distribution if the amount to be distributed is less than $50.00. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down. Any funds so withheld and not distributed shall be held in reserve and distributed in subsequent distributions. Notwithstanding the foregoing, all Cash shall be distributed in the final distribution of the Liquidation Trust.

(f)	Undeliverable Plan Distributions.
If any Plan Distribution to any holder is returned as undeliverable, no further distributions to such holder shall be made unless and until the Liquidation Trustee has been notified of the then-current address of such holder, at which time such Plan Distribution shall be made as soon as reasonably practicable thereafter without interest, dividends, or accruals of any kind; provided, however, that such distributions shall be deemed unclaimed property under Bankruptcy Code section 347(b) and forfeited at the expiration of the later of six (6) months from (i) the Effective Date and (ii) the first Distribution Date after such holder’s Claim is first Allowed. After such date, all “unclaimed property” or interests in property shall revert to the Liquidation Trust (notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary) for redistribution in accordance with the terms of the Plan and the Liquidation Trust Agreement, and the Claim of any holder to such property or interest in property shall be forever barred, estopped, and enjoined from asserting any Claim against any of the Debtors, the Estates, the Liquidation Trust, or the Liquidation Trustee. Nothing contained in the Plan shall require the Liquidation Trustee to attempt to locate any holder of an Allowed Claim.

(g)	Failure To Present Checks.
Any check issued by the Liquidation Trust or the Disbursing Agent on account of an Allowed Claim shall be null and void if not negotiated within 120 days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Liquidation Trust by the holder of the relevant Allowed Claim with respect to which such check originally was issued. If any holder of an Allowed Claim holding an un-negotiated check does not request reissuance of that check within six (6) months after the date the check was mailed or otherwise delivered to the holder, that Allowed Claim shall be released and the holder thereof shall be forever barred, estopped, and enjoined from asserting any Claim against any of the Debtors, the Liquidation Trust or the Liquidation Trustee. In such cases, any Cash held for payment on account of such Claims shall be property of the Liquidation Trust, free of any Claims of such holder with respect thereto, and shall be redistributed to the other holders of Allowed Claims in accordance with the Plan and Liquidation Trust Agreement.

12.4	Claims Paid or Payable by Third Parties.

(a)	Claims Paid by Third Parties.
To the extent the holder of a Claim receives payment on account of such Claim from a party that is not a Debtor or the Liquidation Trust, the Liquidation Trustee shall reduce the Claim (in full or to the extent of payment by the third party), and such Claim shall be disallowed to the extent of payment from such third party without an objection to such Claim having to be filed and without further notice to, action, order or approval of the Bankruptcy Court. Further, to the extent a holder of a Claim receives a Plan Distribution on account of such Claim and receives payment from a party that is not a Debtor or the Liquidation Trust on account of such Claim, such holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Liquidation Trustee, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such Plan Distribution. The failure of such holder to timely repay or return such Plan Distribution shall result in such holder owing the Liquidation Trust annualized interest at the federal judgment rate on such amount owed for each Business Day after the fourteen-day (14) grace period specified above until such amount is repaid.

(b)	Claims Payable by Insurance.
Holders of Claims that are covered by the Debtors’ insurance policies shall seek payment of such Claims from applicable insurance policies, provided that the Debtors and the Liquidation Trust, as applicable, shall have no obligation to pay any amounts in respect of pre-petition deductibles or self-insured retention amounts. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to any of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policies. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the Debtors or the Liquidation Trustee, as applicable, may direct the Claims Agent to expunge the applicable portion of such Claim from the Claims Register without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)	Applicability of Insurance Policies.
Distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Except as otherwise released, enjoined or exculpated pursuant to article 11 of the Plan against the Released Parties and the Exculpated Parties, nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors, the Liquidation Trust, or any Person may hold against any other Person, including insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

12.5	No Post-Petition Interest on Claims.
Other than as specifically provided in the Plan, the Confirmation Order, the Cash Collateral Order, (as amended) or other order of the Bankruptcy Court, or required by applicable bankruptcy or non-bankruptcy law, post-petition interest shall not accrue or be paid on any pre-petition Claim, and no holder of a pre-petition Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.
ARTICLE XIII

PROCEDURES FOR RESOLVING CLAIMS

13.1	Allowance of Claims.
After the Effective Date, the Liquidation Trustee shall have and retain any and all rights and defenses, including rights of setoff, that the Debtors had with respect to any Claim. Except as expressly provided in the Plan or in any order entered in the Debtors’ Chapter 11 Cases before the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed an Allowed Claim under the Plan or the Bankruptcy Code or a Final Order has been entered allowing such Claim, including, without limitation, the Confirmation Order.

13.2	Objections to Claims.
(a)    After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Liquidation Trustee, shall have the exclusive authority to file objections to Claims, settle, compromise, withdraw, or litigate to judgment objections to any and all Claims. From and after the Effective Date, the Liquidation Trustee may settle or compromise any Disputed Claim without any further notice to or action, order, or approval of the Bankruptcy Court. The Liquidation Trustee shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval of the Bankruptcy Court.
(b)    Any objections to Claims (other than Administrative Expense Claims) shall be served and filed on or before the later of: (a) the date that is 180 days after the Effective Date; and (b) such other date as may be fixed by the Bankruptcy Court. Any Claims filed after the Bar Date or Administrative Bar Date, as applicable, shall be deemed disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Liquidation Trustee, unless the Person seeking to file such untimely Claim has received the Bankruptcy Court’s authorization to do so.

13.3	Estimation of Claims.
(a)    After the Confirmation Date, but before the Effective Date, the Debtors, and after the Effective Date, the Liquidation Trustee, may request that the Bankruptcy Court estimate any Claim, pursuant to Bankruptcy Code section 502(c), regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time (including during the pendency of any appeal with respect to the allowance or disallowance of such Claims).

(b)    In the event that the Bankruptcy Court estimates any disputed, contingent, or unliquidated Claim, that estimated amount shall constitute either the amount of such Allowed Claim or a maximum limitation on the amount of such Allowed Claim. If the estimated amount constitutes a maximum limitation on such Allowed Claim, the Debtors or the Liquidation Trustee, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate Plan Distribution on account of such Claim. Notwithstanding Bankruptcy Code section 502(j), in no event shall any holder of a Claim that has been estimated pursuant to Bankruptcy Code section 502(c) or otherwise be entitled to seek reconsideration of such estimation unless such holder has filed a motion requesting the right to seek such reconsideration on or before fourteen (14) days after the date on which such Claim is estimated. All of the Claims objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, resolved, or withdrawn by any mechanism approved by the Bankruptcy Court.

[Remainder of Page Intentionally Left Blank]

CONCLUSION
The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recovery to holders of Claims. Other alternatives would involve significant delay, uncertainty and substantial administrative costs and are likely to reduce any return to creditors who hold Claims. The Debtors urge the holders of Impaired Claims in Classes 4 and 5 who are entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots to the Voting Agent so that they will be received not later than 5:00 p.m. (prevailing Eastern Time) on August 2, 2016.
Dated: July 5, 2016            Respectfully submitted,
Fort Worth, Texas

Quicksilver Resources Inc.
on behalf of itself and its affiliated Debtors

By: /s/ Sarah Link Schultz

Counsel:

RICHARDS, LAYTON & FINGER, P.A.
Paul N. Heath (DE 3704)
Amanda R. Steele (DE 5530)
Rachel L. Biblo (DE 6012)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

– and –

AKIN GUMP STRAUSS HAUER & FELD LLP
Charles R. Gibbs (admitted pro hac vice)
Sarah Link Schultz (admitted pro hac vice)
Travis A. McRoberts (DE 5274)
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
Telephone: (214) 969-2800
Facsimile: (214) 969-4343

COUNSEL FOR DEBTORS AND DEBTORS IN POSSESSION

EXHIBIT 1

Plan

EXHIBIT 2

Liquidation Analysis

EXHIBIT 3

Disclosure Statement Order

EXHIBIT 4

Corporate Organization Chart